Exhibit 10.4

OFFICE LEASE

Between

TR DUPONT CENTRE LLC,

Landlord,

and

ATHERO NOVA, INC.,

Tenant

Dated:  June ---, 2012

2201 and 2301 Dupont Drive,
Irvine, California 92612
TABLE OF CONTENTS

Page

ARTICLE 1 GRANT OF LEASE: PREMISES; BUILDING; COMMON AREAS; REAL PROPERTY; PROJECT		3
1.1.	Lease of Premises.	3
1.2.	Real Property; Project.	3
1.3.	Common Areas.	4
1.4.	Landlord's Use and Operation of the Building and Common Areas.	4
ARTICLE 2 TERM; POSSESSION		5
2.1.	Term.	5
2.2.	Early Possession.	5
2.3.	Failure to Deliver Possession.	5
ARTICLE 3 BASE RENT		6
3.1.	Base Rent.	6
3.2.	Manner of Payment.	6
ARTICLE 4 RENT ADJUSTMENTS		6
4.1.	Obligation to Pay Rent Adjustments.	6
4.2.	Definitions.	6
4.3.	Computation of Rent Adjustments; No Representations.	8
4.4.	Payments of Rent Adjustments; Projections.	9
4.5.	Readjustments.	10
4.6.	Grossing Up and Allocations.	11
4.7.	Books and Records.	11
4.8.	Audit Procedures.	11
4.9.	Proration and Survival.	11
4.10.	No Decrease in Base Rent.	12
4.11.	Additional Rent.	12
ARTICLE 5 USE OF PREMISES		12
ARTICLE 6 SERVICES		12
6.1.	Services Provided.	12
6.2.	Failure to Pay for Services.	14
6.3.	Failure to Furnish Services.	14

i

6.4.	Regulations Regarding Utilities Services.	15
ARTICLE 7 CONDITION AND CARE OF PREMISES		15
ARTICLE 8 RETURN OF PREMISES		16
8.1.	Surrender of Possession.	16
8.2.	Installations and Additions.	16
8.3.	Trade Fixtures and Personal Property.	16
8.4.	Survival.	16
ARTICLE 9 HOLDING OVER		17
ARTICLE 10 RULES AND REGULATIONS		17
ARTICLE 11 RIGHTS RESERVED TO LANDLORD		18
11.1.	Rights Reserved to Landlord.	18
11.2.	Use of Roof and Land.	19
ARTICLE 12 ALTERATIONS		20
ARTICLE 13 ASSIGNMENT AND SUBLETTING		21
13.1.	Assignment and Subletting.	21
13.2.	Rentals Based on Net Income.	21
13.3.	Tenant to Remain Obligated.	21
13.4.	Tenant's Notice; Landlord's Right to Terminate.	21
13.5.	Landlord's Consent.	22
13.6.	Profits.	22
13.7.	Assignee to Assume Obligations.	23
13.8.	Change of Control.	23
ARTICLE 14 WAIVER OF CERTAIN CLAIMS; INDEMNITY BY TENANT		23
14.1.	Waiver of Certain Claims.	23
14.2.	Damage Caused by Tenant's Neglect.	23
14.3.	Tenant Responsible for Personal Property.	24
14.4.	Indemnification.	24
ARTICLE 15 DAMAGE OR DESTRUCTION BY CASUALTY		24
15.1.	Damage or Destruction by Casualty.	24
15.2.	Abatement of Rent.	25
ARTICLE 16 EMINENT DOMAIN		26
ARTICLE 17 DEFAULT		26

17.1.	Events of Default.	26
17.2.	Rights and Remedies of Landlord.	28
17.3.	Right to Re-Enter.	28
17.4.	Current Damages.	28
17.5.	Final Damages.	29
17.6.	Acceleration.	30
17.7.	Removal of Personal Property.	30
17.8.	Landlord's Right to Cure.	30
17.9.	Attorneys' Fees.	30
17.10.	Assumption or Rejection in Bankruptcy.	31
17.11.	Default Under Other Leases.	31
17.12.	Waiver of Right of Redemption.	31
ARTICLE 18 SUBORDINATION		31
18.1.	Subordination.	31
18.2.	Liability of Holder of Mortgage; Attornment.	31
18.3.	Modification Required by Holder of Mortgage.	32
18.4.	Short Form Lease.	32
ARTICLE 19 MORTGAGEE PROTECTION		32
ARTICLE 20 ESTOPPEL CERTIFICATE		33
ARTICLE 21 SUBROGATION AND INSURANCE		33
21.1.	Waiver of Subrogation.	33
21.2.	Tenant's Insurance.	33
21.3.	Certificates of Insurance.	34
21.4.	Compliance with Requirements.	34
ARTICLE 22 NONWAIVER		35
ARTICLE 23 TENANT - DUE AUTHORIZATION		35
ARTICLE 24 REAL ESTATE BROKERS		36
ARTICLE 25 NOTICES		36
ARTICLE 26 ENVIRONMENTAL MATTERS		36
26.1.	Tenant's Obligations with Respect to Environmental Matters.	36
26.2.	Landlord's Right to Inspect.	37
26.3.	Copies of Notices and Documentation.	37

26.4.	Landlord's Right to Act.	38
ARTICLE 27 SECURITY DEPOSIT		38
27.1.	Security Deposit.	38
27.2.	Transfer of Security Deposit.	39
ARTICLE 28 RELOCATION OF TENANT		39
ARTICLE 29 TITLE AND COVENANT AGAINST LIENS		40
ARTICLE 30 MISCELLANEOUS		40
30.1.	Successors and Assigns.	40
30.2.	Modifications in Writing.	41
30.3.	No Option; Irrevocable Offer.	41
30.4.	Definition of Tenant.	41
30.5.	Definition of Landlord.	41
30.6.	Headings.	41
30.7.	Time of Essence.	41
30.8.	Default Rate of Interest.	41
30.9.	Severability.	41
30.10.	Entire Agreement.	41
30.11.	Force Majeure.	42
30.12.	Security Interest.	42
30.13.	Choice of Law; Venue.	42
30.14.	Waiver of Jury Trial.	42
30.15.	Waiver of Counterclaims.	43
30.16.	Relationship.	43
30.17.	No Recording.	43
30.18.	Counterparts.	43
30.19.	Confidentiality.	43
ARTICLE 31 AMERICANS WITH DISABILITIES ACT		43
ARTICLE 32 EXCULPATORY PROVISIONS		44
ARTICLE 33 U.S. REGULATIONS - PATRIOT ACT		45
ARTICLE 34 OPTION TO RENEW		45
ARTICLE 35 OPTION TO TERMINATE		47
EXHIBIT A - Floor Plan for the Premises

EXHIBIT B                      -           Rules and Regulations
EXHIBIT C                      -           Workletter
EXHIBIT D                      -           Confirmation of Commencement Date

v

OFFICE LEASE

THIS OFFICE LEASE (this "Lease") is made and entered into as of the --- day of June, 2012, ("Date of Execution") by and between TR DUPONT CENTRE LLC, a Delaware limited liability company (hereinafter referred to as "Landlord"), and ATHERO NOVA, INC., a Delaware corporation (hereinafter referred to as "Tenant").

For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Landlord and Tenant hereby agree as follows:

SCHEDULE

The following schedule ("Schedule") contains the basic lease provisions between Landlord and Tenant and is incorporated into the Lease, subject to the terms of the Lease.

BUILDING:	The Buildings located at 2201 and 2301 Dupont Drive, Irvine, California 92612 commonly known as The Dupont Centre
PREMISES:
Suites 520 and 525 on fifth (5th) floor of the Building located at 2301 Dupont Drive, Irvine, California, as outlined in the floor plan(s) attached hereto as Exhibit A and hereby made a part hereof.  Landlord and Tenant hereby acknowledge that Tenant is currently in possession of Suite 525 of the Premises pursuant to a month-to-month Sublease Agreement between Phygen, LLC ("Phygen") as Sublandlord, and Tenant, as Subtenant.   The Commencement Date of this Lease shall be upon delivery of Suite 520 of the Premises to Tenant following substantial completion of the Work described in Exhibit C.  The effectiveness of this Lease is contingent upon Phygen executing an amendment (no later than fifteen (15) days following the Date of Execution of this Lease) relinquishing Suite 525 from its premises under a Lease between Landlord and Phygen dated March 8, 2006, as amended, upon the day immediately preceding the Commencement Date hereof.

LAND:	The parcel of land on which the Building is located.
RENTABLE AREA OF PREMISES:	1,930 square feet
RENTABLE AREA OF BUILDING:	250,867 square feet.
COMMENCEMENT DATE:	July 1, 2012, subject to Article 2.

EXPIRATION DATE:	March 31, 2018, subject to Article 2.
BASE RENT:	Base Rent shall be paid pursuant to the following schedule and as further described in Article 3:
Period	Monthly Base Rent	Monthly Rate Per Rentable Sq. Ft.
7/1/2012 through 3/31/2013	$3,570.50	$1.85
4/1/2013 through 3/31/2014	$3,667.00	$1.90
4/1/2014 through 3/31/2015	$3,763.50	$1.95
4/1/2015 through 3/31/2016	$3,860.00	$2.00
4/1/2016 through 3/31/2017	$3,956.50	$2.05
4/1/2017 through 3/31/2018	$4,053.00	$2.10
* Tenant's Monthly Base Rent payments set forth above shall be increased by the amount of Landlord's Excess Contribution for the Cost of the Work (as defined in Section 1(b) of the Workletter), which shall be amortized over the initial Term of the Lease with no interest.

BASE YEAR:	2011
TENANT'S PROPORTIONATE SHARE:	.769%
SECURITY DEPOSIT:	$8,916.60
PERMITTED USES:	General Offices, subject to Article 5.
PARKING:
Up to eight (8) unreserved parking spaces shall be provided to Tenant in the parking structure of the Building, on a non-exclusive basis, at a charge of Forty and 00/100 Dollars ($40.00) per space per month during the Term; provided, however, that Tenant's parking charges for such unreserved spaces shall be abated from the Commencement Date through March 31, 2014.  At Tenant's election, Tenant may convert up to three (3) of the aforementioned unreserved spaces to reserved spaces for Tenant's exclusive use, for which Tenant shall pay a charge of Sixty-Five and 00/100 Dollars ($65.00) per space per month during the Term, without any abatement.

BROKER(S):	CB Richard Ellis representing Landlord Cushman & Wakefield representing Tenant

LANDLORD'S NOTICE ADDRESS:	TR Dupont Centre LLC c/o KBS Realty Advisors, LLC 620 Newport Center Drive, Suite 1300 Newport Beach, California 92660 Attention: Brent C. Carroll Telecopier No.: (949) 417-6518
With a copy to: Holland & Knight 131 S. Dearborn 30th Floor Chicago, IL 60603 Attention: James T. Mayer, Esq. Telecopier No.: (312) 578-6666
TENANT'S NOTICE ADDRESS:
Until the Commencement Date:
2301 Dupont Drive, Suite 525
Irvine, California 92612
_________________________
Attention:_________________
Telecopier No.: _____________
On and after the Commencement Date:
2301 Dupont Drive, Suites 520 and 525
Irvine, California 92612
Attention:_________________
Telecopier No.: _____________

ARTICLE 1

GRANT OF LEASE: PREMISES; BUILDING; COMMON AREAS; REAL PROPERTY; PROJECT

1.1.           Lease of Premises.      Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises described in the Schedule.

1.2.           Real Property; Project.      The term "Real Property" as used in this Lease, shall mean, collectively, the Building, the parking facility and any other improvements or additions now or hereafter placed, erected or constructed on the Land, and the Land.  The term "Project" as used in this Lease, shall mean the Real Property and the fixtures, machinery, apparatus, systems, equipment and other personal property used in conjunction with the Real Property, the Building Common Areas and the Exterior Common Areas.

1.3.           Common Areas.      Tenant shall have the non-exclusive right to use in common with other tenants in the Building, and subject to the rules and regulations referred to in Article 10 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Building whether or not those areas are open to the general public, or which contain facilities or equipment used or usable in the operation of the Project, even if access to such areas may be restricted to Landlord's personnel (such areas are collectively referred to herein as the "Common Areas").  The term "Exterior Common Areas," as used in this Lease, shall mean the portions of the Common Areas not located within the Building and may include, without limitation, any parking facilities, fixtures, systems, signs, facilities, lakes, gardens, parks, or other landscaping used in connection with the Project, and may include any city sidewalks adjacent to the Project, pedestrian walkway system, whether above or below grade, park or other facilities open to the general public and roadways, sidewalks, walkways, parkways, driveways and landscape areas appurtenant to the Project.  The term "Building Common Areas," as used in this Lease, shall mean the portions of the Common Areas located within the Building and may include, without limitation, the common entrances, lobbies, atrium areas, restrooms, elevators, elevator shafts, stairways and accessways, loading docks, ramps, platforms, passageways, serviceways, common pipes, flues, stacks, pipe shafts, conduits, wires, equipment, loading and unloading areas, machine rooms, fan rooms, janitors' closets, electrical closets, telephone closets and trash areas servicing the Building.  The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord.  Notwithstanding anything contained in this Lease to the contrary, Landlord shall operate and maintain all Common Areas within the Building and the Project (including Common Area restrooms and elevator lobbies) in a first class manner consistent with other Class A office buildings in the Orange County airport area.  Landlord hereby represents and warrants that, as of the Date of Execution, no written notification to Landlord from any governmental authority of the violation of any laws pertaining to the Building Common Areas (including, but not limited to, the ADA) has been received.  To Landlord's actual knowledge, all of the electrical, mechanical and utility systems and facilities serving the Project for use in common by Landlord, Tenant and any other tenants of the Building ("Common Building Systems") are in good operating condition as of the Date of Execution, and Landlord shall be responsible for the repair and maintenance of any of the foregoing Common Building Systems (excluding any supplemental HVAC, electrical back-up systems, security systems or telecommunications systems located within or exclusively serving the Premises or other items which are the exclusive responsibility of Tenant under this Lease) during the Term of this Lease, subject to Article 4 of this Lease.  Further, notwithstanding anything contained in this Lease to the contrary, in no event shall Tenant's Rent Adjustments include any costs incurred by Landlord for bringing the Common Areas into compliance with applicable laws, statutes and regulations (including the ADA) to the extent such Common Areas were or would have been deemed non-compliant with such laws in effect on or prior to the Date of Execution.

1.4.           Landlord's Use and Operation of the Building and Common Areas.      Landlord reserves the right from time to time without notice to Tenant (i) to close temporarily any of the Common Areas; (ii) to restrict Tenant's access to any Common Areas not open to all tenants; (iii) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of street entrances, driveways, ramps, entrances,  exits, passages, stairways and other ingress and egress, direction of traffic, landscaped areas, loading and unloading areas, and walkways; (iv) to expand the Building; (v) to add additional buildings and improvements to the Common Areas; (vi) to remove buildings and improvements from the Common Areas; (vii) to designate land outside the Building to be part of the Property, and in connection with the improvement of such land to add additional buildings and common areas to the Property; (viii) to use the Common Areas while engaged in making improvements, repairs or alterations to the Property or to any adjacent land, or any portion thereof; and (ix) to do and perform such other acts and make such other changes in, to or with respect to the Property, Common Areas, and Building or the expansion thereof as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

ARTICLE 2

TERM; POSSESSION

2.1.           Term.      The term of this Lease (hereinafter referred to as the "Term") shall commence on the Commencement Date and end on the Expiration Date, unless sooner terminated as provided herein. Following the Commencement Date and within fifteen (15) days after the request of either Landlord or Tenant, the parties shall execute a Confirmation of Commencement Date in the form attached hereto as Exhibit D.

2.2.           Early Possession.      If Tenant desires to take possession of all or any part of  Suite 520 prior to the date set forth above as the Commencement Date and if Landlord authorizes Tenant to do so, the Commencement Date shall be advanced to the date upon which Tenant so takes possession.  The Expiration Date shall not be affected by such early occupancy.

2.3.           Failure to Deliver Possession.      If Landlord is unable to deliver possession of Suite 520 of the Premises to Tenant on or before the date set forth above as the Commencement Date because work to be performed by Landlord under the work letter attached hereto as Exhibit C and by this reference made a part hereof (hereinafter referred to as the "Workletter"), if any, has not been substantially completed (as that term is defined in the Workletter), or for any other reason, Landlord shall not be subject to any liability on account thereof and such failure shall not affect the validity of this Lease or the obligations of Tenant hereunder. If Landlord is to perform work in the any part of the Premises pursuant to the Workletter and is unable to deliver possession of the entire Premises to Tenant on or before the date set forth above as the Commencement Date because such work has not been substantially completed, the Commencement Date shall be deferred to the date on which such work is substantially completed.  In the event, however, that substantial completion of such work has been delayed by reason of the occurrence of one or more acts constituting Tenant Delay (as defined in the Workletter), the date of substantial completion thereof shall be deemed to be the date on which such work would have been substantially completed but for such Tenant Delay.  Notwithstanding any deferral of the Commencement Date hereunder or anything contained in this Lease to the contrary,  Landlord and Tenant hereby agree that the Expiration Date of the initial Term shall not be deferred, but shall remain March 31, 2018, subject to earlier termination pursuant to the terms of this Lease.  Further, neither the Commencement Date nor the Expiration Date shall be affected if the entire Premises is not ready for occupancy because Tenant is performing work in the Premises, pursuant to the Workletter or otherwise.

ARTICLE 3

BASE RENT

3.1.           Base Rent.      Tenant shall pay to Landlord for the Premises the Base Rent set forth in the Schedule in equal monthly installments, in advance on the first day of the Term and on the first day of each calendar month thereafter of the Term, and at the same rate for fractions of a month if the Term begins on any day except the first day of a calendar month or ends on any day except the last day of a calendar month.

3.2.           Manner of Payment.      Base Rent, Rent Adjustments (as hereinafter defined), Rent Adjustment Deposits (as hereinafter defined) and all and any other amounts becoming due from Tenant to Landlord hereunder (hereinafter collectively referred to as "Rent") shall be paid in lawful money of the United States to Landlord at the office of Landlord, or as otherwise designated from time to time by written notice from Landlord to Tenant.  The payment of Rent  hereunder is independent of each and every other covenant and agreement contained in this Lease, and Rent shall be paid without any setoff, abatement, counterclaim or deduction whatsoever except as may be expressly provided herein.  Concurrently with the execution hereof, Tenant shall pay Landlord the monthly installment of Base Rent for the first (1st) full calendar month of the Term for which Rent is payable hereunder, as well as the monthly installments of Base Rent for the ninth (9th), fifteenth (15th), twenty-first (21st), twenty-seventh (27th) and thirty-third (33rd) full calendar months of the Term in the amount of Twenty-Two Thousand Two and 00/100 Dollars ($22,002.00) (collectively, the "Prepaid Rent").  The Prepaid Rent shall be paid in addition to the Security Deposit set forth in the Schedule of this Lease and any Rent Adjustments that may be due at any time during the Term.

ARTICLE 4

RENT ADJUSTMENTS

4.1.           Obligation to Pay Rent Adjustments.      In addition to paying Base Rent, Tenant shall also pay as additional rent the amounts determined in accordance with this Article 4 (hereinafter referred to as "Rent Adjustments").

4.2.           Definitions.      As used in this Lease,

(a)           "Adjustment Date" shall mean the first day of the Term and each January 1 thereafter falling within the Term.

(b)           "Adjustment Year" shall mean each calendar year during which an Adjustment Date falls.

(c)           "Expenses" shall mean and include those costs and expenses paid or incurred by or on behalf of Landlord for owning, managing, operating, maintaining and repairing the Project, the Building Common Areas and the Exterior Common Areas, except that Expenses shall not include costs or other items included within the meaning of the terms "Taxes" or "Utility Expenses" (as hereinafter defined); costs of alterations of the premises of tenants of the Building; costs of capital improvements to the Building (except as specifically provided in this Section 4.2(c)); depreciation charges; interest and principal payments on mortgages; ground rental payments; real estate brokerage and leasing commissions; other expenses incurred in leasing or in procuring tenants; any expenditures for services which are provided to one or more tenants but are not available generally to all office tenants; costs resulting from bad debt loss, rent loss or reserves for bad debt or rent loss; interest or penalties resulting from late payments to third parties; costs necessitated by or resulting from the gross negligence or willful misconduct of Landlord or its employees or agents; costs arising from the presence of any Hazardous Materials in or about the Project on or before the Date of Execution; costs incurred because the Building violates any applicable building code or on account of construction defects; charitable and political contributions, entertainment, dining, gifts or travel expenses; and any expenditures for which Landlord has been reimbursed (other than pursuant to this Article 4 or provisions in other leases requiring the tenants thereunder to pay a share of expenses associated with the Building), except as hereinafter provided. Further, any management fee paid with respect to the operation, maintenance and management of the Project shall not exceed management fees paid by landlords of comparable buildings to the Building in the Orange County Airport area market.

Notwithstanding anything contained in this clause (c) to the contrary, the cost of any capital improvements to the Building made after the date of this Lease which are intended to reduce Expenses or Utility Expenses or which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time they were constructed, amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized cost of any such improvements (at the prevailing construction loan rate available to Landlord on the date the cost of such improvements was incurred) shall be included in Expenses.

(d)           "Taxes" shall mean real estate taxes, property taxes, general or special assessments, sewer and water rents, rates and charges, transit and transit district taxes, city, county, village and school district taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, whether general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by Landlord's income or profits, except as provided in clause (i) below), which may now or hereafter be levied, assessed or imposed against the Real Property.

Notwithstanding anything contained in this clause (d) to the contrary:

(i)           If at any time the method of taxation then prevailing is altered so that any new or additional tax, assessment, levy, imposition or charge or any part thereof is imposed upon Landlord in place or partly in place of any such Taxes or contemplated increase therein, or in addition to Taxes, and is measured by or is based in whole or in part upon the Real Property or the rents or other income therefrom, then all such new taxes, assessments, levies, impositions or charges or part thereof, to the extent that they are so measured or based, shall be included in Taxes levied, assessed or imposed against the Real Property to the extent that such items would be payable if the Real Property were the only property of Landlord subject thereto and the income received by Landlord from the Real Property were the only income of Landlord.  It is acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June, 1978 Election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "Taxes" for the purposes of this Lease

(ii)           Notwithstanding the year for which any such taxes or assessments are levied, (A) in the case of taxes or special assessments which may be paid in installments, the amount of each installment, plus any interest payable thereon, paid during a calendar year shall be included in Taxes for that year and (B) if any taxes or assessments payable during any calendar year shall be computed with respect to a period in excess of twelve (12) calendar months, then taxes or assessments applicable to the excess period shall be included in Taxes for that year. Except as provided in the preceding sentence, all references to Taxes "for" a particular year shall be deemed to refer to taxes levied, assessed or otherwise imposed for such year without regard to when such taxes are payable.

(iii)           Taxes shall also include any personal property taxes (attributable to the calendar year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances which are components of the Project.

(e)           "Utility Expenses" shall mean the cost and expenses paid or incurred by or on behalf of Landlord for all electricity, steam, water, sewer, fuel, heating, lighting, air-conditioning and utilities used at the Real Property, including without limitation, any fuel surcharges and adjustments.

(f)           "Rent Adjustments" shall mean all amounts determined pursuant to this Article 4, including all amounts payable by Tenant to Landlord on account thereof.

4.3.           Computation of Rent Adjustments; No Representations.

(a)           Tenant shall pay Rent Adjustments for each Adjustment Year determined as hereinafter set forth. Rent Adjustments payable by Tenant with respect to each Adjustment Year during which an Adjustment Date falls shall include the following amounts: (a) the product of Tenant's Proportionate Share multiplied by the amount, if any, by which Taxes for such Adjustment Year exceeds Taxes for the Base Year identified in the Schedule (said product being hereinafter referred to as the "Tax Adjustment"); plus, (b) the product of Tenant's Proportionate Share multiplied by the amount, if any, by which Expenses for such Adjustment Year exceed Expenses for the Base Year identified in the Schedule (said product being hereinafter referred to as the "Expense Adjustment"); plus, (c) the product of Tenant's Proportionate Share multiplied by the amount, if any, by which Utility Expenses for such Adjustment Year exceed Utility Expenses for the Base Year identified in the Schedule (said product being hereinafter referred to as the "Utility Expense Adjustment").  In determining the Tax Adjustment, Expense Adjustment and Utility Expense Adjustment for any given Adjustment Year, if less than the entire Adjustment Year shall fall within the Term, then for purposes of comparison, the level of Taxes, Expenses and Utility Expenses for the Base Year shall be reduced ratably based upon the relative number of days in the two periods being compared.

(b)           Tenant agrees and acknowledges that Landlord has made no representation, warranty or guaranty relating to the amount of Taxes, Expenses and Utility Expenses. Tenant has had an opportunity to consult with Landlord with respect to the Taxes, Expenses and Utility Expenses projected for the operation of the Building but has not relied upon any statements or representations of Landlord or of any agent or affiliate of Landlord in regard thereto in executing this Lease and in agreeing to perform the terms and covenants hereof and shall make no claim against Landlord based thereon. Notwithstanding anything to the contrary herein contained, in no event shall the Tax Adjustment, Expense Adjustment or Utility Expense Adjustment for any Adjustment Year be negative.

4.4.           Payments of Rent Adjustments; Projections.      Tenant shall pay Rent Adjustments to Landlord in the manner hereinafter provided.

(a)           Tax Adjustment, Expense Adjustment and Utility Expense Adjustment.  Tenant shall make payments on account of Tax Adjustment, Expense Adjustment and Utility Expense Adjustment (the aggregate of such payments with respect to any Adjustment Year being hereinafter referred to as the "Rent Adjustment Deposit") as follows:

(i)           Prior to each Adjustment Date and from time to time during the Adjustment Year in which such Adjustment Date falls, Landlord may deliver to Tenant a written notice or notices (each such notice being hereinafter referred to as a "Projection Notice") setting forth (A) Landlord's reasonable estimates, forecasts or projections (collectively, the "Projections") of any or all of Taxes, Expenses and Utility Expenses for such Adjustment Year and (B) Tenant's Rent Adjustment Deposits with respect to the Tax Adjustment, Expense Adjustment and Utility Expense Adjustment components of Rent Adjustments for such Adjustment Year based upon the Projections.  Landlord's budgets of Expenses and Utility Expenses and the Projections based thereon may assume full occupancy of the Building and that Landlord will furnish all services included in Expenses and Utility Expenses to all tenants of the Building.

(ii)           Tenant shall commence payments of monthly installments of Rent Adjustment Deposits on the first day of the first calendar month during the Term following Landlord's delivery of the first Projection Notice hereunder.  On such date, and on or before the first day of each calendar month thereafter of the Adjustment Year covered by such Projection Notice, Tenant shall pay to Landlord one-twelfth (1/12) of the Rent Adjustment Deposits shown in the Projection Notice.  Within fifteen (15) days following Landlord's delivery of a Projection Notice for an Adjustment Year in progress, Tenant also shall pay Landlord a lump sum equal to the Rent Adjustment Deposits shown in the Projection Notice less the sum of (A) any previous payments on account of Rent Adjustment Deposits made with respect to such Adjustment Year and (B) monthly installments on account of Rent Adjustment Deposits due for the remainder of such Adjustment Year.  Until such time as Landlord furnishes a Projection Notice for an Adjustment Year, Tenant shall continue to pay monthly installments of Rent Adjustment Deposits in the amount shown by the most recent Projection Notice or, if the Tax, Expense and Utility Expense Adjustment for the Adjustment Year covered by such Projection Notice has been determined, one-twelfth (1/12) of such Tax, Expense and Utility Expense Adjustment.

4.5.           Readjustments.      Following the end of each Adjustment Year and after Landlord has determined the actual amount of Expenses, Utility Expenses and Taxes to be used in calculating the Expense Adjustment, the Utility Expense Adjustment and the Tax Adjustment for such Adjustment Year, Landlord shall notify Tenant in writing (any such notice hereinafter referred to as "Landlord's Statement") of such Expenses, Utility Expenses and Taxes and the corresponding Tenant's Expense Adjustment, Utility Expense Adjustment and Tax Adjustment for such Adjustment Year.  If the Expense Adjustment, Utility Expense Adjustment or Tax Adjustment owed for such Adjustment Year exceeds, respectively, the Expense Adjustment, Utility Expense Adjustment or Tax Adjustment component of the Rent Adjustment Deposits paid by Tenant during such Adjustment Year, then Tenant, within thirty (30) days after the date of Landlord's Statement, shall pay to Landlord an amount equal to the excess of the Expense Adjustment, Utility Expense Adjustment or Tax Adjustment over, respectively, the Expense Adjustment, Utility Expense Adjustment or Tax Adjustment component of the Rent Adjustment Deposits paid by Tenant during such Adjustment Year.  If the Expense Adjustment, Utility Expense Adjustment or Tax Adjustment component of the respective Rent Adjustment Deposits paid by Tenant during such Adjustment Year exceeds, respectively, the Expense Adjustment, Utility Expense Adjustment or Tax Adjustment owed for such Adjustment Year, then Landlord shall credit such excess to Rent payable after the date of Landlord's Statement, or, at its option, may credit such excess to any Rent theretofore due and owing, until such excess has been exhausted.  If this Lease expires or is terminated prior to full application of such excess, Landlord shall pay to Tenant the balance thereof not theretofore applied against Rent and not reasonably required for payment of Rent for the Adjustment Year in which this Lease expires, subject to Tenant's obligations under Section 4.9 hereof, provided Tenant has vacated the Premises and otherwise has surrendered the Premises to Landlord in accordance with this Lease and Tenant is not then in Default under this Lease.  No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or pay to Tenant pursuant to this Section. Landlord reserves the right to send a separate Landlord's Statement for the Expense Adjustment, Utility Expense Adjustment and Tax Adjustment for any Adjustment Year, each such separate statement being deemed a Landlord's Statement, and the sending of a separate statement shall not be deemed a waiver of Landlord's right to send further statements for the remainder of the components of Rent Adjustments pursuant to this Article 4.

4.6.           Grossing Up and Allocations.      If the Building is not at least 95% occupied by tenants during all or a portion of any Adjustment Year, or the Base Year, as the case may be, or if during all or a portion of any Adjustment Year, or the Base Year, as the case may be, Landlord is not furnishing to any tenant or tenants any particular service, the cost of which, if furnished by Landlord, would be included in Expenses or Utility Expenses, then Landlord may elect to make an adjustment for such year of components of Expenses or Utility Expenses, as the case may be, and the amounts thereof which may vary depending upon the occupancy level of the Building or the number of tenants using the service.  Any such adjustments shall be deemed costs and expenses paid or incurred by Landlord and included in Expenses or Utility Expenses, as the case may be, for such year, as if the Building had at least 95% occupied during the entire Adjustment Year, or the Base Year, as the case may be, and Landlord had furnished such service at its expense to all tenants for the entire Adjustment Year, or the Base Year, as the case may be, and Landlord had paid or incurred such costs and expenses for such year.  If any item of Expenses or Utility Expenses, although paid or incurred in one year, relates to more than one calendar year, Landlord will allocate such item among such related calendar years.

4.7.           Books and Records.      Landlord shall maintain books and records showing Taxes, Expenses and Utility Expenses in accordance with sound accounting and management practices consistently applied.  Tenant or its representative shall have the right to examine Landlord's books and records showing Taxes, Expenses and Utility Expenses upon reasonable prior notice and during normal business hours at any time within thirty (30) days following the furnishing by Landlord to Tenant of any Landlord's Statement provided for in Section 4.5.  Unless Tenant takes written exception to any item within thirty (30) days after the furnishing of any Landlord's Statement containing such item, such Landlord's Statement shall be considered final and accepted by Tenant.

4.8.           Audit Procedures.      If Tenant notifies Landlord within such thirty (30) day period that Tenant disputes any specific item or items in any Landlord's Statement, and such dispute is not resolved between Landlord and Tenant within thirty (30) days after the date such notice is given by Tenant, either party, during the fifteen (15) day period following the expiration of the thirty (30) day period commencing on the date such notice is given, may refer such disputed item or items for determination to an independent certified public accountant selected by such party and approved by the other party (to be paid on an hourly and not a contingent fee basis), which approval shall not be withheld unreasonably, and the determination of such accountant shall be final, conclusive and binding upon Landlord and Tenant.  Tenant agrees to pay all costs involved in such determination, except in the case of Tax Adjustment, Expense Adjustment and Utility Expense Adjustment for any Adjustment Year where it is determined that Landlord has overcharged Tenant for Tax Adjustment, Expense Adjustment and Utility Expense Adjustment for such Adjustment Year by more than five percent (5%), in which case Landlord shall pay such costs.

4.9.           Proration and Survival.      With respect to any Adjustment Year which does not fall entirely within the Term, Tenant shall be obligated to pay as Expense Adjustment, Utility Expense Adjustment and Tax Adjustment for such Adjustment Year only a pro rata share of Expense Adjustment, Utility Expense Adjustment and Tax Adjustment as hereinabove determined, based upon the number of days of the Term falling within the Adjustment Year. Following expiration or termination of this Lease, Tenant shall pay any Rent Adjustments due to Landlord within fifteen (15) days after the date of each Landlord's Statement sent to Tenant.  Without limitation of other obligations of Tenant which shall survive the expiration of the Term, the obligation of Tenant to pay Rent Adjustments provided for in this Article 4 accruing during the Term shall survive the expiration or termination of this Lease.

4.10.           No Decrease in Base Rent.      In no event shall any Rent Adjustments result in a decrease of Base Rent payable hereunder.

4.11.           Additional Rent.      All amounts payable by Tenant as or on account of Rent Adjustments shall be deemed to be additional rent becoming due under this Lease.

ARTICLE 5

USE OF PREMISES

Tenant shall use and occupy the Premises for the Permitted Uses identified in the Schedule and for no other use or purpose.

ARTICLE 6

SERVICES

6.1.           Services Provided.      As long as Tenant is not in Default under any of the covenants of this Lease, Landlord shall furnish the following services:

(a)           Air conditioning and heating when necessary to provide a temperature condition required, in Landlord's judgment, for comfortable occupancy of the Premises under normal business operations, Monday through Friday from 7:00 a.m. to 6:00 p.m., Saturdays from 8:00 a.m. to 12:00 p.m., Sundays and legal holidays excepted. Without limitation of the foregoing, the term public holidays, wherever employed in this Lease, shall include New Year's Day, Presidents Day, Memorial Day, July 4th, Labor Day, Thanksgiving, Christmas and any other days observed as holidays by the state and municipality in which the Building is located or labor unions servicing the Building, all of which shall be subject to change in Landlord's sole discretion.  Whenever Tenant's evidenced use or occupation of the Premises exceeds the design loads for the system providing heating and air conditioning, or Tenant uses lighting or heat-generating machines or equipment which cumulatively exceed such design loads, or which affect the temperature otherwise maintained by the heating, ventilating and air conditioning system in the Premises or Building, Landlord may temper such excess loads by installing supplementary heat or air conditioning units in the Premises or elsewhere where necessary, and the cost of such units and the expense of installation, including, without limitation, the cost of preparing working drawings and specifications, shall be paid by Tenant as additional rent within ten (10) days after Landlord's demand therefor.  The expense resulting from the operation and maintenance of any such supplementary heat or air conditioning units shall be paid by Tenant to Landlord as additional rent at rates fixed by Landlord.  Landlord's agreements hereunder are subject to voluntary and mandatory presidential and governmental restrictions on energy use.

(b)           Domestic water in common with other tenants for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord, or by Tenant in the Premises with Landlord's written consent.  The cost of such water shall be included in the Expenses and Tenant shall pay its Proportionate Share.

(c)           Janitorial and cleaning service five (5) days per week as is customary for office space in office buildings that are comparable to the Building.

(d)           Passenger elevator service in common with Landlord and other persons, Monday through Friday from 7:00 a.m. to 6:00 p.m., Saturdays from 8:00 a.m. to 12:00 p.m., Sundays and public holidays excepted.  Such normal elevator service, if furnished at other times, shall be optional with Landlord and shall never be deemed a continuing obligation.  Landlord, however, shall provide limited passenger elevator service daily at all times when such normal passenger service is not furnished.

(e)           Parking as provided in the Schedule.

(f)           In the event Tenant requires air conditioning or heating during hours other than as set forth hereinabove, Tenant shall notify Landlord of such requirement as early as practically possible and Landlord shall endeavor in good faith to provide or arrange for such additional service.  It is agreed that Tenant shall pay to Landlord the cost of said overtime usage as contemplated herein upon invoice from Landlord to Tenant at rates to be established from time to time by Landlord; provided that the current charge for such overtime usage is Sixty and 00/100 Dollars ($60.00) per hour.

(g)           Landlord shall furnish to Tenant the electric energy which Tenant requires in the Premises for electricity consistent with the Tenant's electrical requirements, but limited to lighting, customary office data processing equipment, copying machines, and any other similar electricity requirements, as are customarily used in a general business office.  The cost of such electricity shall be included in the Expenses and Tenant shall pay its Proportionate Share.  Landlord shall not in any way be liable or responsible to Tenant for any loss, damage, expenses and causes beyond Landlord's control, which Tenant may sustain or incur if either the quantity or character of electric service is changed.

(h)           All Building standard bulb replacement in all Building Common Areas (excluding the Common Areas on any floor which is completely occupied by a single tenant). Tenant shall pay for all bulbs and ballasts in the Premises, and, if Tenant occupies an entire floor, Tenant shall pay for all bulbs in the Common Areas on such floor.

(i)           The electricity used for the operation of any special air conditioning systems which may be required for data processing equipment or for other special equipment or machinery installed by Tenant, shall be paid by Tenant when due if billed directly to Tenant, or within ten (10) days after being billed therefor by Landlord.  Tenant shall make no alterations or additions to the electric equipment or appliances without the prior written consent of Landlord in each instance.  Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installed thereon, provided such feeders are maintained by Landlord in good condition, order and repair.

(j)           Landlord may provide such extra or additional services as it is reasonably possible for Landlord to provide, and as Tenant may request from time to time, within a reasonable period after the time such extra or additional services are requested.  Tenant shall pay, for such extra or additional services, the amount determined by Landlord for such services, such amount to be considered additional Rent hereunder.  All charges for such extra or additional services shall be due and payable at the same time as the installment of Base Rent with which they are billed, or if billed separately, shall be due and payable within ten (10) days after such billing.  Any such billings for extra or additional services shall include an itemization of the extra or additional services rendered, and the charge for each such service.

6.2.           Failure to Pay for Services.      Failure by Tenant to pay Landlord's proper charges for water or other services promptly shall give Landlord, upon not less than ten (10) days' notice, the right to discontinue furnishing the services, and no such discontinuance shall be deemed an eviction or disturbance of Tenant's use of the Premises or render Landlord liable for damages or relieve Tenant from performance of Tenant's obligations under this Lease.

6.3.           Failure to Furnish Services.      Tenant agrees that Landlord and its agents shall not be liable in damages, by abatement of Rent or otherwise, for failure to furnish or for delay in furnishing any service when such failure or delay is occasioned, in whole or in part, by repairs, renewals or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water or other fuel at the Building after reasonable effort to do so, by any accident or casualty whatsoever, by the act or default of Tenant or other parties, or by any cause beyond the reasonable control of Landlord; and such failures or delays shall never be deemed an eviction or disturbance of Tenant's use or possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease.  Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to the interruption or failure of or inability to provide any services required to be provided by Landlord hereunder.  Notwithstanding anything contained herein to the contrary, in the event any such interruption in services to be provided by Landlord under this Article 6. is caused by the negligence or willful misconduct of Landlord, and if such interruption causes the Premises to be untenantable, and as a result thereof Tenant in fact ceases to use the Premises for a period in excess of five (5) consecutive business days, then commencing on the sixth (6th) consecutive business day of such untenantability and non-use, then Base Rent and Rent Adjustments payable by Tenant shall be abated until the date the Premises are again tenantable.  Notwithstanding the foregoing, however, in the event Tenant is entitled to recover the amount of Tenant's Base Rent or Rent Adjustments, or both, for such period of untenantability from Tenant's business interruption insurance or other insurance, then Tenant shall not be entitled to such abatement, it being the intent and agreement of Tenant to first proceed against its insurance carrier for any such loss of use.  With respect to an interruption of utility services to be provided by Landlord under this Article 6., which interruption is not caused by Landlord's negligence or willful misconduct, Landlord's sole obligation shall be to use commercially reasonable efforts to pursue the restoration of such utility service to the extent that such restoration is within the reasonable control of Landlord.

6.4.           Regulations Regarding Utilities Services.      Tenant agrees to cooperate fully, at all times, with Landlord in abiding by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of all utilities and services reasonably necessary for the operation of the Premises and the Building.  Throughout the Term of this Lease, Landlord shall have free access to any and all mechanical installations, and Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with access to or the moving of servicing equipment to or from the enclosures containing said installations.  Tenant further agrees that neither Tenant nor its employees, agents, licensees, invitees or contractors shall at any time tamper with, adjust or otherwise in any manner affect Landlord's mechanical installations.

ARTICLE 7

CONDITION AND CARE OF PREMISES

Tenant's taking possession of the Premises or any portion thereof shall be conclusive evidence against Tenant that the portion of the Premises taken possession of was then in good order and satisfactory condition.  Tenant agrees to accept the Premises "as is," and no promises of Landlord to alter, remodel, improve, repair, decorate or clean the Premises or any part thereof have been made, and no representation respecting the condition of the Premises, the Building, or the Land, has been made to Tenant by or on behalf of Landlord except to the extent expressly set forth herein or in the Workletter, if any.  Subject to the provisions of Article 15 hereof, Tenant, at its own expense, shall keep the Premises in good repair and tenantable condition and shall promptly and adequately repair all damage to the Premises caused by Tenant or any of its employees, contractors, agents, invitees or licensees, including replacing or repairing all damaged or broken glass, fixtures and appurtenances resulting from any such damage, under the supervision and with the approval of Landlord and within any reasonable period of time specified by Landlord.  If Tenant does not do so promptly and adequately, Landlord may, but need not, make such repairs and replacements and Tenant shall pay Landlord the cost thereof on demand.  Except to the extent expressly provided to the contrary herein, Tenant shall be solely responsible for all repairs and alterations pertaining to the Premises, including those required by any governmental entity or court of law.  Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and of any similar law, statute or ordinance now or hereafter in effect.

ARTICLE 8

RETURN OF PREMISES

8.1.           Surrender of Possession.      At the termination of this Lease by lapse of time or otherwise or upon termination of Tenant's right of possession without termination of this Lease, Tenant shall surrender possession of the Premises to Landlord and deliver all keys and other access devices to the Premises to Landlord and make known to Landlord the combination of all locks of vaults then remaining in the Premises, and, subject to the following paragraph, shall return the Premises and all equipment and fixtures of Landlord therein to Landlord in as good condition as when Tenant originally took possession or, if a Workletter is attached to this Lease, when the work provided for in the Workletter is completed, ordinary wear, loss or damage by fire or other insured casualty, and damage resulting from the act of Landlord or its employees and agents excepted, failing which Landlord may restore the Premises and such equipment and fixtures to such condition and Tenant shall pay the cost thereof to Landlord on demand.

8.2.           Installations and Additions.      All installations, additions, partitions, hardware, light fixtures, non-trade fixtures and improvements, whether temporary or permanent, except movable furniture and equipment belonging to Tenant, in or upon the Premises, whether placed there by Tenant or Landlord, shall be Landlord's property and, upon termination of this Lease by lapse of time or otherwise, or of Tenant's right of possession without termination of this Lease, shall remain upon the Premises, all without compensation, allowance or credit to Tenant; provided, however, that if prior to the end of the Term or within ten (10) days following termination of this Lease or Tenant's right of possession, whichever is earlier, Landlord so directs by notice, Tenant, at Tenant's sole cost and expense, shall promptly remove such of the installations, additions, partitions, hardware, light fixtures, non-trade fixtures and improvements placed in the Premises by Tenant as are designated in such notice and repair any damage to the Premises caused by such removal, failing which Landlord may remove the same and repair the Premises and Tenant shall pay the cost thereof to Landlord on demand.  At the sole option of Landlord, Tenant shall leave in place any floor covering without compensation to Tenant, or Tenant shall remove any floor covering and shall remove all fastenings, paper, glue, bases or other vestiges and restore the floor surface to its previous condition, or shall pay to Landlord upon demand the cost for restoring the floor surface to such condition.

8.3.           Trade Fixtures and Personal Property.      Tenant shall also remove Tenant's furniture, machinery, safes, trade fixtures and other items of movable personal property of every kind and description from the Premises and repair any damage to the Premises caused thereby, such removal and restoration to be performed prior to the end of the Term or within ten (10) days following termination of this Lease or Tenant's right of possession, whichever is earlier.  If Tenant fails to remove such items, Landlord may do so, and thereupon the provisions of Section 17.6 shall apply and Tenant shall pay to Landlord upon demand the cost of removal and of restoration of the Premises.

8.4.           Survival.      All obligations of Tenant under this Article 8 shall survive the expiration of the Term or earlier termination of this Lease.

ARTICLE 9

HOLDING OVER

Tenant shall pay Landlord for each day Tenant retains possession of the Premises or any part thereof after termination of this Lease, by lapse of time or otherwise, or of Tenant's right to possession of the Premises, an amount which is 150% of the amount of Base Rent and Rent Adjustments on a per diem basis based upon the annual rate of Base Rent set forth in Section 3.1 and on Rent Adjustments provided for in Article 4 for the period in which such possession occurs, calculated as though such period were within the Term (collectively "Holdover Rent"), and Tenant shall also pay all damages, consequential as well as direct, sustained by Landlord by reason of such retention.  In the alternative, if Landlord gives written notice to Tenant of Landlord's election thereof, such holding over shall, at Landlord's election, constitute either (a) tenancy at sufferance under the terms and conditions of this Lease except that Holdover Rent shall apply or (b) renewal of this Lease for one year at the annual rate which would have been in effect for such additional year if the Term had included such additional year.  Acceptance by Landlord of rent after such termination shall not of itself constitute either the creation of such a month-to-month tenancy or a renewal, and Tenant hereby waives the benefit of Section 1945 of the California Civil Code (pertaining to renewal of a lease by acceptance of rent).  Nothing contained in this Article 9 shall be construed or shall operate as a waiver of Landlord's right of reentry or any other right or remedy of Landlord.

ARTICLE 10

RULES AND REGULATIONS

Tenant agrees to observe and not to interfere with the rights reserved to Landlord in Article 11 and agrees, for itself, its employees, agents, contractors, invitees and licensees, to comply with the rules and regulations set forth in Exhibit B attached to this Lease and made a part hereof and such other rules and regulations as may be adopted by Landlord pursuant to Section 11.1(m) of this Lease. Any violation by Tenant of any of the rules and regulations contained in Exhibit B or in any Section of this Lease, or as may hereafter be adopted by Landlord pursuant to Section 11.1(m) of this Lease, may be restrained; but whether or not so restrained, Tenant acknowledges and agrees that it shall be and shall remain liable for all damages, loss, costs and expenses resulting from any violation by Tenant of any of said rules and regulations.  Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce said rules and regulations or the terms, covenants and conditions of any other lease against any other tenant or any other persons, and Landlord and its beneficiaries shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents or invitees, or by any other person.  Notwithstanding the foregoing, Landlord shall not discriminate against Tenant in the enforcement of such rules and regulations.

ARTICLE 11

RIGHTS RESERVED TO LANDLORD

11.1.           Rights Reserved to Landlord.      Landlord reserves the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of Rent or affecting any of Tenant's obligations under this Lease:

(a)           To the exclusive use of the name of the Building for all purposes, except that Tenant may use such name(s) as its business address and for no other purpose;

(b)           To change the name or street address of the Building;

(c)           To install and maintain signs on the exterior and interior of the Building;

(d)           To prescribe the location and style of the suite number and identification sign or lettering for the Premises and to designate and limit the space allotted to Tenant on the directory of the Building;

(e)           To retain at all times, and to use in appropriate instances, pass keys or other access devices to the Premises;

(f)           To grant to anyone the exclusive right to conduct any business or render any service in the Building, or the nonexclusive right to use any premises in the Building for a use which is the same as or similar to the use expressly permitted to Tenant by Article 5;

(g)           To exhibit the Premises at reasonable hours and to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant vacates or abandons the Premises;

(h)           To enter the Premises at reasonable hours for reasonable purposes, including inspection and supplying janitorial service or other service to be provided to Tenant hereunder;

(i)           To require all persons entering or leaving the Building during such hours as Landlord may reasonably determine from time to time to identify themselves to security personnel by registration or otherwise in accordance with security controls, and to establish their right to enter or to leave in accordance with the provisions of Exhibit B.  Landlord shall not be liable in damages for any error with respect to admission to or eviction or exclusion from the Building of any person.  In case of fire, invasion, insurrection, mob, riot, civil disorder, public excitement or other commotion, or threat thereof, Landlord reserves the right to limit or to prevent access to the Building during the continuance of the same, to shut down elevator service, to activate elevator emergency controls, or otherwise to take such action or preventive measures deemed necessary by Landlord for the safety or security of the tenants or other occupants of the Building or for the protection of the Building and the property in the Building.  Tenant agrees to cooperate with any reasonable safety or security program developed by Landlord;

(j)           To regulate access to telephone, electrical and other utility closets in the Building and to require use of designated contractors for any work involving access to the same;

(k)           To control and prevent access to Common Areas and other non-general public areas of the Building;

(l)           Provided that reasonable access to the Premises shall be maintained and the business of Tenant shall not be interfered with unreasonably, to rearrange, relocate, enlarge, reduce or change corridors, exits, entrances in or to the Building and to decorate and, at its own expense, to make repairs, alterations, additions and improvements, structural or otherwise, in or to the Building or any part thereof, and any adjacent building, land, street or alley, including for the purpose of connection with or entrance into or use of the Building in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed, and may for such purposes erect scaffolding and other structures reasonably required by the character of the work to be performed, and during such operations may enter upon the Premises and take into and upon or through any part of the Building, including the Premises, all materials that may be required to make such repairs, alterations, improvements or additions, and in that connection, Landlord may temporarily close public entry ways, other public spaces, stairways or corridors and interrupt or temporarily suspend any services or facilities agreed to be furnished by Landlord, all without the same constituting an eviction of Tenant in whole or in part and without abatement of Rent by reason of loss or interruption of the business of Tenant or otherwise and without in any manner rendering Landlord liable for damages or relieving Tenant from performance of Tenant's obligations under this Lease. Landlord, at its option, may make any repairs, alterations, improvements and additions in and about the Building and the Premises during ordinary business hours and, if Tenant desires to have such work done at times other than business hours, Tenant shall pay all overtime and additional expenses resulting therefrom; and

(m)           From time to time to make and to adopt such reasonable rules and regulations, in addition to or other than or by way of amendment or modification of the rules and regulations contained in Exhibit B or other Sections of this Lease, for the protection and welfare of the Building and its tenants and occupants, as Landlord may determine, and Tenant agrees to abide by and comply with all such rules and regulations.

11.2.           Use of Roof and Land.      Landlord specifically excepts and reserves to itself the use of the roof, the exterior portions of the Premises, all rights to the land and improvements below the improved floor level of the Premises, to the improvements and air rights above the ceiling of the Premises and to the improvements and air rights located outside the demising walls of the Premises and to such areas within the Premises required for installation of utility lines and other installations required to serve other occupants of the Building and to maintain and repair same, and no rights with respect thereto are conferred upon Tenant, unless otherwise specifically provided herein.  This Lease does not grant any rights to light or air.

ARTICLE 12

ALTERATIONS

Tenant shall not make, without the prior written consent of Landlord, any alterations, additions or improvements to the Premises; provided, however, that Tenant shall be permitted to make cosmetic, non-structural alterations which do not affect the Common Building Systems and which do not cost in excess of Five Thousand and 00/100 Dollars ($5,000.00) per calendar year without such Landlord's consent. Landlord's decision to refuse such consent shall be conclusive. If Landlord consents to such alterations, additions or improvements, before commencement of the work or delivery of any materials onto the Premises or into the Building, Tenant shall furnish to Landlord for approval plans and specifications, names and addresses of contractors, copies of contracts, necessary permits and licenses, and instruments of indemnification against any and all claims, costs, expenses, damages and liabilities which may arise in connection with such work, all in such form, substance and amount as may be satisfactory to Landlord. In addition, prior to commencement of any such work or delivery of any materials into the Premises, Tenant shall provide Landlord with appropriate evidence of Tenant's ability to pay for such work and materials in full, and if requested by Landlord, shall deposit with Landlord at such time such security for the payment of said work and materials as Landlord may require.  All alterations, additions and improvements shall be installed in a good, workmanlike manner and only new, high-grade materials shall be used.  All such work shall be done only by contractors or mechanics approved by Landlord and shall be subject to Landlord's scheduling requirements and regulations.  Tenant further agrees to hold Landlord harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with said alterations, additions or improvements.  Before commencing any work in connection with such alterations, additions or improvements, Tenant shall furnish Landlord with certificates of insurance from all contractors performing labor or furnishing materials insuring Landlord against any and all liabilities which may arise out of or be connected in any way with said alterations, additions or improvements, with such limits as are set forth in the Workletter or as Landlord shall require.  Tenant shall permit Landlord to supervise construction operations in connection with the foregoing work if Landlord requests to do so. Tenant shall pay the cost of all such alterations, additions and improvements, as well as the cost of decorating and repairing any damage to the Building, including the Premises, occasioned by such alterations, additions and improvements, including the cost of labor and materials, contractors' profits, overhead and general conditions, and a reasonable fee to Landlord.  Upon completing any alterations, additions or improvements, Tenant shall furnish Landlord with contractors' affidavits in form required by Landlord or by law, as is applicable, and full and  final waivers of lien and receipted bills covering all labor and materials expended and used. All alterations, additions and improvements shall comply with all insurance requirements and with all city and county ordinances and regulations and with the requirements of all state and federal statutes and regulations.

ARTICLE 13

ASSIGNMENT AND SUBLETTING

13.1.           Assignment and Subletting.      Tenant, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, shall not (a) assign, transfer, mortgage, pledge, hypothecate or encumber or subject to or permit to exist upon or be subjected to any lien or charge, this Lease or any interest under it, (b) allow to exist or occur any transfer of or lien upon this Lease or Tenant's interest herein by operation of law, (c) sublet the Premises or any part thereof, (d) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for in the Schedule to this Lease or by anyone other than Tenant and Tenant's agents and employees, or (e) cause, suffer or permit to occur any "Change of Control" (as such term is defined in Section 13.8 hereof).  In no event shall this Lease be assigned or assignable by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

13.2.           Rentals Based on Net Income.      Without limiting the generality of the foregoing provisions of this Article 13, Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based upon a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

13.3.           Tenant to Remain Obligated.      Consent by Landlord to any assignment, subletting, use, occupancy or transfer shall not operate to relieve Tenant from any covenant or obligation hereunder except to the extent, if any, expressly provided for in such consent, or be deemed to be a consent to or relieve Tenant from obtaining Landlord's consent to any subsequent assignment, transfer, lien, charge, subletting, use or occupancy.  Tenant shall pay all of Landlord's costs, charges and expenses, including attorneys' fees, incurred in connection with any assignment, transfer, lien, charge, subletting, use or occupancy made or requested by Tenant.  Tenant agrees that all advertising by Tenant or on Tenant's behalf with respect to the assignment of this Lease or subletting of space must be approved in writing by Landlord prior to publication.

13.4.           Tenant's Notice; Landlord's Right to Terminate.      Tenant, by notice in writing, shall advise Landlord of its intention from, on and after a stated date (which shall not be less than thirty (30) days after the date of Tenant's notice) to assign this Lease or sublet any part or all of the Premises for the balance or any part of the Term, and, in such event, Landlord shall have the right, to be exercised by giving written notice to Tenant within fifteen (15) days after receipt of Tenant's notice, to recapture the space described in Tenant's notice and such recapture notice, if given, shall terminate this Lease with respect to the space therein described as of the date stated in Tenant's notice.  Tenant's notice shall state the name and address of the proposed subtenant or assignee, and a true and complete copy of the proposed sublease or assignment and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed subtenant or assignee shall be delivered to Landlord with said notice.  If Tenant's notice covers all of the space hereby demised, and if Landlord gives its recapture notice with respect thereto, the Term of this Lease shall expire on the date stated in Tenant's notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term.  If, however, this Lease is terminated pursuant to the foregoing with respect to less than the entire Premises, Base Rent and Tenant's Proportionate Share as defined herein shall be adjusted on the basis of the number of rentable square feet retained by Tenant, and this Lease as so amended shall continue thereafter in full force and effect.

13.5.           Landlord's Consent.      If Landlord, upon receiving Tenant's notice with respect to any such space, does not exercise its right to terminate as aforesaid, Landlord will not unreasonably withhold, condition or delay its consent to Tenant's assignment of this Lease or subletting the space covered by its notice. Landlord shall not be deemed to have unreasonably withheld its consent to a sublease of part or all of the Premises or an assignment of this Lease if its consent is withheld because:  (a) Tenant is then in breach or violation of any of the terms hereunder; (b) any notice of termination of this Lease or termination of Tenant's possession was given under Article 17; (c) the portion of the Premises which Tenant proposes to sublease, including the means of ingress thereto and egress therefrom and the proposed use thereof, or the remaining portion of the Premises, or both, will violate any applicable law, ordinance or regulation, including, without limitation, any applicable building code or zoning ordinances; (d) the proposed use of the Premises by the subtenant or assignee does not conform with the use permitted by Article 5; (e) in the reasonable judgment of Landlord, the proposed subtenant or assignee is of a character or is engaged in a business which would be deleterious to the reputation of the Building, or the subtenant or assignee is not sufficiently financially responsible to perform its obligations under the proposed sublease or assignment; (f) the proposed subtenant or assignee is a government or a government agency; or (g) the proposed subtenant or assignee is an occupant of the Building or an entity to whom Landlord or Landlord's agent have been marketing space in the Building within the last six (6) months.

13.6.           Profits.      If Tenant, having first obtained Landlord's consent to any sublease or assignment, or if Tenant or a trustee in bankruptcy for Tenant pursuant to the Bankruptcy Code, assigns this Lease or sublets the Premises, or any part thereof, at a rental or for other consideration in excess of the Rent or pro rata portion thereof due and payable by Tenant under this Lease, then Tenant shall pay to Landlord as additional rent 50% of any such excess rent or other monetary consideration immediately upon receipt under any such assignment or, in the case of a sublease, after any  and all direct marketing costs have been accounted for (which marketing costs shall include the cost of any marketing materials, brokerage commissions, tenant improvements, free rent or similar concessions used to secure a viable subtenant or assignee) (a) on the first day of each month during the term of any sublease, the excess of all rent and other consideration due from the subtenant for such month over the Rent then payable to Landlord pursuant to the provisions of this Lease for said month (or, if only a portion of the Premises is being sublet, the excess of all rent and other consideration due from the subtenant for such month over the portion of the Rent then payable to Landlord pursuant to the provisions of this Lease for said month which is allocable on a square footage basis to the space sublet) and (b) immediately upon receipt thereof, any other consideration realized by Tenant from such subletting; it being agreed, however, that Landlord shall not be responsible for any deficiency if Tenant assigns this Lease or sublets the Premises or any part thereof at a rental less than that provided for herein.

13.7.           Assignee to Assume Obligations.      If Tenant assigns this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment.  If Tenant subleases the Premises as permitted herein, Tenant shall obtain and furnish to Landlord, not later than fifteen (15) days prior to the effective date of such sublease and in form satisfactory to Landlord, the written agreement of such subtenant to the effect that the subtenant, at Landlord's option and written request, will attorn to Landlord in the event this Lease terminates before the expiration of the sublease.

13.8.           Change of Control.      Notwithstanding anything to the contrary in this Article 13, if Tenant is a corporation (other than a corporation the stock of which is publicly traded) the term "Change of Control" shall mean any direct or indirect change in the legal or beneficial ownership or control of the shares of stock which constitute control of Tenant other than by reason of gift or death.  The term "control" as used herein means the power, directly or indirectly, to direct or cause the direction of the management or policies of Tenant.  If Tenant is a partnership, whether general or limited, or a limited liability company, the term "Change of Control" shall mean any direct or indirect change in the legal or beneficial ownership or control of the partnership interests or, as the case may be, any change in the membership or control of said limited liability company, which constitute control of Tenant other than by reason of gift or death.

ARTICLE 14

WAIVER OF CERTAIN CLAIMS; INDEMNITY BY TENANT

14.1.           Waiver of Certain Claims.      To the extent not prohibited expressly by law, Tenant releases Landlord and its agents, servants and employees, from and waives all claims for damages to person or property sustained by Tenant or by any occupant of the Premises or the Building, or by any other person, resulting directly or indirectly from fire or other casualty, cause or any existing or future condition, defect, matter or thing in or about the Premises, the Building, or from any equipment or appurtenance therein, or from any accident in or about the Building, or from any act or neglect of any tenant or other occupant of the Building or any part thereof or of any other person, including Landlord, and its agents, employees and contractors.  This Section shall apply especially, but not exclusively, to damage caused by water, snow, frost, steam, excessive heat or cold, sewerage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, broken glass, sprinkling or air conditioning devices or equipment, or flooding of basements, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the acts specifically enumerated above, or from any other thing or circumstance, whether of a like nature or of a wholly different nature.

14.2.           Damage Caused by Tenant's Neglect.      If any damage to the Premises or the Building or any equipment or appurtenance therein, whether belonging to Landlord or to other tenants or occupants of the Building, results from any act or neglect of Tenant, its employees, agents, contractors, licensees or invitees, Tenant shall be liable therefor and Landlord, at its option, may repair such damage and Tenant, upon demand by Landlord, shall reimburse Landlord for all costs of such repairs and damages in excess of amounts, if any, paid to Landlord under insurance covering such damage.

14.3.           Tenant Responsible for Personal Property.      All personal property belonging to Tenant or any occupant of the Premises that is in the Building or the Premises shall be there at the risk of Tenant or other person only and Landlord shall not be liable for damage thereto or theft or misappropriation thereof.

14.4.           Indemnification.      To the extent not prohibited expressly by law, Tenant agrees to hold Landlord and its agents, employees, and contractors harmless and to indemnify each of them against claims and liabilities, including reasonable attorneys' fees, for injuries to all persons and damage to or theft, misappropriation or loss of property occurring in or about the Premises or the Building arising from Tenant's occupancy of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises or the Building or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease or due to any other act or omission of Tenant, its agents, contractors, invitees, licensees or employees, but only to the extent of Landlord's liability, if any, in excess of amounts, if any, paid to Landlord under insurance covering such claims or liabilities.  Tenant specifically acknowledges that the undertaking herein shall apply to claims in connection with or arising out of the transportation, use, storage, maintenance, generation, manufacturing, handling, disposal or Release of any Hazardous Material as described in Article 26.

To the extent not prohibited expressly by law, Landlord agrees to hold Tenant and its agents, employees, and contractors harmless and to indemnify each of them against claims and liabilities, including reasonable attorneys' fees, for injuries to all persons and damage to or theft, misappropriation or loss of property occurring in or about the Building (excluding the Premises) arising from Landlord's negligence or intentional misconduct relating to the operation and management of the Building (excluding the Premises) or from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease; provided that in no event shall such indemnity  include consequential damages.

ARTICLE 15

DAMAGE OR DESTRUCTION BY CASUALTY

15.1.           Damage or Destruction by Casualty.

  If the Premises or the Building are damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or the Building untenantable, then Landlord shall proceed to repair and restore the same with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control.  If any such damage renders all or a substantial portion of the Premises or the Building untenantable, Landlord, with reasonable promptness after the occurrence of such damage, shall estimate the length of time that will be required to substantially complete the repair and restoration of such damage and shall advise Tenant by notice of such estimate.  If it is estimated that the amount of time required to substantially complete such repair and restoration will exceed two hundred seventy (270) days from the date such damage occurred, then either Landlord or Tenant (but as to Tenant, only if all or a substantial portion of the Premises are rendered untenantable) shall have the right to terminate this Lease as of the date of such damage upon giving notice to the other at any time within twenty (20) days after Landlord gives Tenant the notice containing said estimate (it being understood that, if it elects to do so, Landlord may also give such notice of termination together with the notice containing said estimate).  Unless this Lease is so terminated, Landlord shall proceed with reasonable promptness to repair and restore the Premises, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, except as hereinafter provided, if such repairs and restoration in fact are not completed within the time period estimated by Landlord or within two hundred seventy (270) days.  If the Premises are not repaired or restored within twelve (12) months after the date of such fire or other casualty, then either party may terminate this Lease, effective as of the date of such fire or other casualty, by written notice given to the other party not later than thirty (30) days after the expiration of said twelve (12) month period, but prior to substantial completion of repair or restoration. Notwithstanding anything to the contrary set forth herein, (a) Landlord shall have no duty pursuant to this Section to repair or restore any portion of the alterations, additions or improvements owned or made by or on behalf of Tenant in the Premises or existing in the Premises as of the date such space is leased to, or occupied by, Tenant, all of which shall be repaired or restored by Tenant, or to expend for any repair or restoration amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; (b) Tenant shall not have the right to terminate this Lease pursuant to this Section if the damage or destruction was caused by the act or neglect of Tenant, its agents or employees; and (c) if any such damage rendering all or a substantial portion of the Premises or the Building untenantable shall occur during the last one (1) year of the Term, Landlord shall have the option to terminate this Lease by giving written notice to Tenant within sixty (60) days after the date such damage occurred, and if such option is so exercised, this Lease shall terminate as of the date of such notice.   In addition, and notwithstanding anything to the contrary contained herein, if all or substantially all of the Premises is damaged as a result of fire or casualty and less than one (1) year of the Term of the Lease remains as of the date of such damage, then Tenant shall have the right to terminate the Lease by providing written notice to Landlord thereof within ten (10) days after the date such damage occurred. The provisions of this Section 15.1 shall govern, notwithstanding any applicable laws, statutes or ordinances to the contrary.

15.2.           Abatement of Rent.      In the event any fire or casualty damage not caused by the act or neglect of Tenant, its agents or employees, renders the Premises untenantable and if this Lease is not terminated pursuant to Section 15.1 by reason of such damage, then Rent shall abate during the period beginning with the date of such damage and ending with the date Landlord tenders the Premises to Tenant with Landlord's work completed. Such abatement shall be in an amount bearing the same ratio to the total amount of Rent for such period as the portion of the Premises not ready for occupancy from time to time bears to the entire Premises. In the event of termination of this Lease pursuant to Section 15.1, Rent shall be apportioned on a per diem basis and shall be paid to the date of the fire or casualty.  To the extent conflicting with the provisions of this Section 21, Tenant hereby waives California Civil Code Sections 1932(2) and 1933(4), providing for termination of hiring upon destruction of the thing hired and Sections 1941 and 1942, providing for repairs to and of Premises.  Tenant further acknowledges that the time periods set forth in this Article 15 are reasonable.

ARTICLE 16

EMINENT DOMAIN

If the Building or a substantial part thereof, or any part thereof which includes all or a substantial part of the Premises, shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, the Term of this Lease shall end upon and not before the earlier of the date when the possession of the part so taken shall be required for such use or purpose or the effective date of the taking, and without apportionment of the award to or for the benefit of Tenant.  If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Building, the taking of which, in Landlord's opinion, would prevent the economical operation of the Building, or if the grade of any street or alley adjacent to the Building is changed by any competent authority, and such taking, damage or change of grade makes it necessary or desirable to remodel the Building to conform to the taking, damage or changed grade, Landlord shall have the right to terminate this Lease upon written notice given to Tenant not less than ninety (90) days prior to the date of termination designated in said notice.  In either of these events, Rent at the then current rate shall be apportioned as of the date of the termination.  No money or other consideration shall be payable by Landlord to Tenant for the right of termination.  Landlord shall receive the entire award or other compensation for the Real Property, the Project and other improvements taken and Tenant shall have no right to share in the condemnation award, whether for a total or partial taking, for loss of Tenant's leasehold or improvements or other loss or expenses or to share in any judgment for damages caused by the change of grade.  Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future law, ordinance or governmental regulation providing for, or allowing either party to petition the courts of the state of California for, a termination of this Lease upon a partial taking of the Premises and/or the Building.

ARTICLE 17

DEFAULT

17.1.           Events of Default.      The occurrence of any one or more of the following matters (inclusive of any notice and cure period set forth below) shall constitute a Default by Tenant under this Lease:

(a)           Failure by Tenant to pay any Rent within three (3) days after notice from Landlord to Tenant of said failure to pay the same on the due date; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure 1161;

(b)           Failure by Tenant to observe or perform any of the covenants with respect to assignment and subletting set forth in Article 13;

(c)           Failure by Tenant to comply with Tenant's warranties, representations or covenants set forth in Article 26;

(d)           Failure by Tenant to cure, immediately after receipt of notice from Landlord, any hazardous condition which Tenant has created in violation of law or of this Lease;

(e)           Failure by Tenant to cure a default arising pursuant to Section 21.4 of this Lease within the period of time provided in said Section; or any other failure by Tenant to maintain the insurance required to be maintained by Tenant pursuant to Article 21, if such failure continues for forty-eight hours (48) following notice thereof from Landlord; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure 1161;

(f)           Failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease not otherwise referred to in this Section 17.1, if such failure continues for thirty (30) days after notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure 1161.

(g)           The levy upon, under writ of execution or the attachment by legal process of, the leasehold interest of Tenant, or the filing or creation of a lien with respect to such leasehold interest, which lien shall not be released or discharged within ten (10) days from the date of such filing;

(h)           Tenant vacates or abandons the Premises or fails to take possession of the Premises when available for occupancy (the transfer of a substantial part of the operations, business and personnel of Tenant to some other location being deemed, without limiting the meaning of the term "vacates or abandons," to be a vacation or abandonment within the meaning of this clause (i)), whether or not Tenant thereafter continues to pay Rent due under this Lease;

(i)           Tenant becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for Tenant or for the major part of its property;

(j)           A trustee or receiver is appointed for Tenant or for the major part of its property and is not discharged within sixty (60) days after such appointment; or

(k)           Any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding for relief under any bankruptcy law, or similar law for the relief of debtors, is instituted (i) by or on behalf of Tenant or (ii) against Tenant and is allowed against it or is consented to by it or is not dismissed within sixty (60) days after such institution.

At Landlord's option, any written notice of default required to be given to Tenant may be given in the form of a statutory notice of Default under the laws of the State in which the Building is located relating to the leasing of real property.

17.2.           Rights and Remedies of Landlord.      If a Default occurs, Landlord shall have, to the extent not prohibited expressly by law, the rights and remedies set forth in this Article 17, which shall be distinct, separate and cumulative and shall not operate to exclude or deprive Landlord of any other right or remedy allowed it by law:

(a)           Landlord may terminate this Lease by giving to Tenant notice of Landlord's election to do so, in which event the Term of this Lease shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice and demanding that Tenant deliver possession of the Premises on such date;

(b)           Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant's right to possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice and demanding that Tenant deliver possession of the Premises on such date; and

(c)           Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

(d)           If a Default exists under this Lease, Landlord shall also have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant has breached this Lease and abandoned the Premises and recover Rent as it becomes due; provided, however that Tenant has the right to sublet or assign this Lease, subject only to reasonable limitations). Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

17.3.           Right to Re-Enter.      If Landlord exercises either of the remedies provided in Sections 17.2(a) or (b), Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with or without process of law, full and complete license to do so being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be necessary, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law.

17.4.           Current Damages.      If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder.  Such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay Rent hereunder for the full Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Base Rent, Rent Adjustments and any other sums accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term.  In any such case, Landlord may relet the Premises or any part thereof for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term of this Lease) and upon such terms as Landlord shall determine and may collect the rents from such reletting.  Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting.  Also, in any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable and in connection therewith change the locks or other access devices to the Premises, and Tenant upon demand shall pay the cost of all of the foregoing together with Landlord's expenses of reletting.  The rents from any such reletting shall be applied first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting and second to the payment of Rent herein provided to be paid by Tenant.  Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder, and the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely, and in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum (including Base Rent and Rent Adjustments) which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no Default occurred.  No such reentry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord's part to terminate this Lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, and Landlord, at any time and from time to time, may sue and recover judgment for any deficiencies remaining after the application of the proceeds of any such reletting.

17.5.           Final Damages.      If this Lease is terminated by Landlord pursuant to Section 17.2(a), Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including court costs and attorneys' fees incurred by Landlord in the enforcement of its rights and remedies hereunder, and, in addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (a) the unamortized portion of any brokerage commissions paid by Landlord in connection with this Lease and of any concessions offered by Landlord to Tenant in connection with this Lease, including without limitation Landlord's contribution to the cost of tenant improvements and alterations, if any, installed by either Landlord or Tenant pursuant to this Lease or any Workletter, (b) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate Rent which would have been payable after the termination date had this Lease not been terminated, including, without limitation, Base Rent at the annual rate or respective annual rates for the remainder of the Term provided for in Article 3 of this Lease or elsewhere herein and the amount projected by Landlord to represent Rent Adjustments for the remainder of the Term pursuant to Article 4 of this Lease, over the then present value of the then aggregate fair rental value of the Premises for the balance of the Term, such present worth to be computed in each case on the basis of a four percent (4%) per annum discount from the respective dates upon which such rentals would have been payable hereunder had this Lease not been terminated, and (c) any damages in addition thereto, including reasonable attorneys' fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent.

17.6.           Acceleration.      Notwithstanding anything to the contrary contained in this Lease, to the extent not expressly prohibited by law, in the event of any Default by Tenant, Landlord may terminate this Lease or Tenant's right to possession and accelerate and declare all Rent reserved for the remainder of the Term to be immediately due and payable (including amounts projected by Landlord for Rent Adjustments that would have accrued thereafter); provided the Rent so accelerated shall be discounted at the rate of eight percent (8%) per annum to the then present value, and Landlord shall, after received payment of the same from Tenant, be obligated to turn over to Tenant any actual net reletting proceeds (net of all expenses incurred by Landlord in such reletting) thereafter received during the remainder of the Term, up to the amount so received from Tenant pursuant to this provision.

17.7.           Removal of Personal Property.      All property of Tenant removed from the Premises by Landlord pursuant to any provision of this Lease or applicable law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof.  Tenant shall pay Landlord for all expenses incurred by Landlord with respect to such removal and storage so long as the same is in Landlord's possession or under Landlord's control.  All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, at Landlord's option, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

17.8.           Landlord's Right to Cure.      In addition and without prejudice to any other right or remedy of Landlord, if a Default shall occur, Landlord may cure the same at the expense of Tenant (i) immediately and without notice in the case (A) of emergency, (B) where such Default unreasonably interferes with any other tenant in the Building, or (C) where such Default will result in the violation of any applicable law or the cancellation of any insurance policy maintained by Landlord and (ii) in any other case if such Default continues for thirty (30) days from the receipt by Tenant of notice of such Default from Landlord, and in Landlord's sole but reasonable discretion, Tenant is not diligently pursuing a cure to completion.  All costs incurred by Landlord in curing such Default, including, without limitation, attorneys' fees, shall be reimbursable by Tenant as Rent hereunder upon demand, together with interest thereon, from the date such costs were incurred by Landlord, at the rate specified in Section 30.8 below.

17.9.           Attorneys' Fees.      Tenant shall pay all of Landlord's costs, charges and expenses, including court costs and attorneys' fees, incurred in enforcing Tenant's obligations under this Lease, incurred by Landlord in any action brought by Tenant in which Landlord is the prevailing party, or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned.

17.10.           Assumption or Rejection in Bankruptcy.      If Tenant is adjudged bankrupt, or a trustee in bankruptcy is appointed for Tenant, Landlord and Tenant, to the extent permitted by law, agree to request that the trustee in bankruptcy determine within sixty (60) days thereafter whether to assume or to reject this Lease.

17.11.           Default Under Other Leases.      If the term of any lease, other than this Lease, for any space in the Building under which Tenant is now or hereafter the tenant, shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease, such fact shall empower Landlord, at Landlord's sole option, to terminate this Lease by notice to Tenant or to exercise any of the rights or remedies set forth in Section 17.2.

17.12.           Waiver of Right of Redemption.      Tenant hereby waives all right of redemption to which Tenant or any person under Tenant may be entitled by any law now or hereafter in force.  In addition, in the event of a Default consequent to which Landlord recovers possession of the Premises, Landlord shall be under no duty to mitigate Landlord's damages unless required to do so by applicable law.

ARTICLE 18

SUBORDINATION

18.1.           Subordination.      This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each a "Mortgage"), or any ground lease, master lease, or primary lease (each, a "Prime Lease"), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Prime Lease is referred to herein as a "Landlord's Mortgagee").  Any Landlord's Mortgagee may elect at any time, unilaterally, to make this Lease superior to its Mortgage, Prime Lease, or other interest in the Premises by so notifying Tenant in writing.  The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) such agreement or agreements as may be reasonably required by such Landlord's Mortgagee or trustee under any Mortgage or Prime Lease, in recordable form, if required, to evidence the subordination of this Lease to such Landlord's Mortgagee's Mortgage or Prime Lease or, if the Landlord's Mortgagee so elects, the subordination of such Landlord's Mortgagee's Mortgage or Prime Lease to this Lease.

18.2.           Liability of Holder of Mortgage; Attornment.      It is further agreed that (a) if any Mortgage is foreclosed, (i) the holder of the Mortgage or its grantees, or purchaser at any foreclosure sale (or grantee in a deed in lieu of foreclosure), as the case may be, shall not be (x) liable for any act or omission of any prior landlord (including Landlord), (y) subject to any offsets or counterclaims which Tenant may have against a prior landlord (including Landlord), or (z) bound by any prepayment of Base Rent or Rent Adjustments which Tenant may have made in excess of the amounts then due for the next succeeding month, (ii) the liability of the mortgagee or trustee hereunder or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such trustee, mortgagee, purchaser or owner is the owner of the Building or Land and such liability shall not continue or survive after further transfer of ownership; and (iii) upon request of the mortgagee or trustee, if the Mortgage is foreclosed, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage, and Tenant will execute such instruments as may be necessary or appropriate to evidence such attornment; and (b) this Lease may not be modified or amended so as to reduce the Rent or shorten the Term provided hereunder, or so as to affect adversely in any other respect to any material extent the rights of Landlord, nor shall this Lease be cancelled or surrendered, without the prior written consent, in each instance, of the mortgagee or trustee under any Mortgage.

18.3.           Modification Required by Holder of Mortgage.

  Should any Landlord's Mortgagee or any prospective first mortgagee require a modification or modifications of this Lease, which modification or modifications will not cause any increased cost or expense to Tenant or in any other way materially adversely affect the rights and obligations of Tenant hereunder, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor.

18.4.           Short Form Lease.

  Should any Landlord's Mortgagee or any prospective mortgagee require execution of a short form of lease for recording (containing the names of the parties, a description of the Premises, and the Term of this Lease) or a certification from Tenant concerning this Lease in such form as may be required by said Landlord's Mortgagee or said prospective mortgagee, Tenant agrees to execute promptly such short form of lease or certificate and deliver the same to Landlord within ten (10) days following the request therefor.

ARTICLE 19

MORTGAGEE PROTECTION

Tenant agrees to give any Landlord's Mortgagee, as defined in Section 18.1, against the Land or Building, or any interest therein, by registered or certified mail, a copy of any notice or claim of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of Landlord's interests in leases, or otherwise) of the address of such Landlord's Mortgagee.  Tenant further agrees that if Landlord has failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced cure or correction within such twenty (20) days and is pursuing diligently the remedies or steps necessary to cure or correct such default), then the Landlord's Mortgagee shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such Landlord's Mortgagee has commenced cure or correction within such thirty (30) days and is pursuing diligently the remedies or steps necessary to cure or correct such default, including the time necessary to obtain possession if possession is necessary to cure or correct such default).

ARTICLE 20

ESTOPPEL CERTIFICATE

Tenant agrees that from time to time within ten (10) days of written request received from Landlord, or any Landlord's Mortgagee, Tenant (or any permitted assignee, subtenant, licensee, concessionaire or other occupant of the Premises claiming by, through or under Tenant) will deliver to Landlord or to the Landlord's Mortgagee, a statement in writing signed by Tenant (and/or such other party) certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease as modified is in full force and effect and identifying the modifications); (b) the date upon which Tenant began paying Rent and the dates to which Rent and other charges have been paid; (c) that Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; (d) that the Premises have been completed in accordance with the terms hereof and Tenant is in occupancy and paying Rent on a current basis with no rental offsets or claims; (e) that there has been no prepayment of Rent other than that provided for in this Lease; (f) that there are no actions, whether voluntary or involuntary, pending against Tenant under the bankruptcy laws of the United States or any State thereof; and (g) such other matters as may be required by Landlord or the Landlord's Mortgagee.

ARTICLE 21

SUBROGATION AND INSURANCE

21.1.           Waiver of Subrogation.      Landlord and Tenant agree to have all fire and extended coverage and other property damage insurance which may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of such policy or the right of the insured to recover thereunder, and providing further that the insurer waives all rights of subrogation which such insurer might have against the other party.  Without limiting any release or waiver of liability or recovery set forth elsewhere in this Lease, and notwithstanding anything in this Lease which may appear to be to the contrary, each of the parties hereto waives all claims for recovery from the other party for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance policies.  Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release or any waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or to invalidate the right of the insured to recover thereunder or to increase the cost thereof (provided that in the case of increased cost, the other party shall have the right, within ten (10) days following written notice thereof, to pay such increased cost and thereby keep such release or waiver in full force and effect).

21.2.           Tenant's Insurance.      Tenant shall carry insurance during the entire Term hereof with terms, coverages and companies (which shall be licensed to do business in the state in which the Building is located and shall be rated no lower than A+XV by A.M. Best Company) satisfactory to Landlord and with such increases in limits as Landlord may request from time to time, but initially Tenant shall maintain the following coverages in the following amounts:

(a)           Comprehensive or commercial general liability insurance, including contractual liability and the broad or extended liability endorsement, insuring against claims for death, bodily injury, personal injury and property damage occurring upon, in or about the Premises or the Building on an occurrence basis, in an amount not less than Three Million Dollars ($3,000,000.00) combined single limit per occurrence, covering Tenant as a named insured and Landlord, the managing agent for the Building and their respective officers, directors, shareholders, partners, members, agents and employees as additional insureds.

(b)           Insurance against fire, sprinkler leakage and vandalism, and the extended coverage perils for the full replacement cost of all  additions, improvements and alterations to the Premises whether owned, made or installed by or on behalf of Tenant or existing in the Premises as of the date such space is leased to, or occupied by, Tenant, if any, and of all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises, with loss or damage payable to Landlord and Tenant as their interests may appear.

(c)           Business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils covered by the insurance described in clause (b) above or attributable to prevention or denial of access to the Premises or Building as a result of such perils for a period of eighteen (18) months.

(d)           State Workers' Compensation Insurance in the statutorily mandated limits and Employers Liability Insurance with limits of not less than Five Hundred Thousand Dollars ($500,000.00), or such greater amount as the law may from time to time require.

(e)           Such other insurance or insurance in such greater amounts as Landlord or Landlord's Mortgagee may reasonably require from time to time.

21.3.           Certificates of Insurance.      Tenant shall  furnish to  Landlord, prior to the commencement of the Term, policies or certificates evidencing such coverage, which policies or certificates shall state that such insurance coverage may not be reduced, cancelled, modified or not renewed without at least thirty (30) days' prior written notice to Landlord, Tenant and any Landlord's Mortgagee (unless such cancellation is due to nonpayment of premium, and in that case, only ten (10) days' prior written notice shall be sufficient).

21.4.           Compliance with Requirements.      Tenant shall comply and cause the Premises to comply with all applicable laws and ordinances, all court orders and decrees and all requirements of other governmental authorities, and shall not make, directly or indirectly, any use of the Premises which may be prohibited thereby, which may be dangerous to person or property, which may jeopardize any insurance coverage or which may increase the cost of insurance or require additional insurance coverage.  If any insurance policy carried by Landlord or Tenant shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way by reason of the use or occupation of the Premises, the Building or any part thereof by Tenant, any party claiming by, through or under Tenant or anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy the conditions giving rise to said cancellation or threatened cancellation or reduction in coverage on or before the earlier of (i) forty-eight (48) hours after notice thereof from Landlord, or (ii) prior to said cancellation or reduction becoming effective, Tenant shall be in default hereunder and Landlord shall have all of the remedies available to Landlord pursuant to this Lease.

ARTICLE 22

NONWAIVER

No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord to enforce any remedy on account of the violation of such condition whether or not such violation is continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated.  Without limiting Landlord's rights under Article 9, it is agreed that no receipt of moneys by Landlord from Tenant after the termination in any way of the Term or of Tenant's right to possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys.  It is also agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any moneys due, and the payment of said moneys shall not waive or affect said notice, suit or judgment.

ARTICLE 23

TENANT - DUE AUTHORIZATION

In case Tenant is a corporation, (a) Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof and (b) if Landlord so requests, Tenant shall deliver to Landlord or its agent, concurrently with the delivery of this Lease executed by Tenant, certified resolutions of the board of directors (and shareholders, if required) authorizing Tenant's execution and delivery of this Lease and the performance of Tenant's obligations hereunder.  In case Tenant is a partnership, Tenant represents and warrants that all of the persons who are general or managing partners in the partnership have executed this Lease on behalf of Tenant, or that this Lease has been executed and delivered pursuant to and in conformance with a valid and effective authorization therefor by all of the general or managing partners of such partnership, and constitutes the valid and binding agreement of the partnership and each and every partner therein in accordance with its terms.  Also, it is agreed that each and every present and future general partner in Tenant shall be and shall remain at all times jointly and severally liable hereunder and that the death, resignation or withdrawal of any general partner shall not release the liability of such partner under the terms of this Lease unless and until Landlord consents in writing to such release.  In case Tenant is a limited liability company, Tenant represents and warrants that all of the persons who are managing members of the limited liability company have executed this Lease on behalf of Tenant, or that this Lease has been executed and delivered pursuant to and in conformance with a valid and effective authorization therefor by all of the managing members of such limited liability company, and constitutes the valid and binding agreement of the limited liability company in accordance with its terms.

ARTICLE 24

REAL ESTATE BROKERS

Tenant represents that Tenant has dealt with and only with the broker(s) identified in the Schedule (whose commission, if any, shall be paid by Landlord pursuant to separate agreement) as broker(s) in connection with this Lease and agrees to indemnify and hold Landlord harmless from all damages, liabilities, claims, losses, costs and expenses, including reasonable attorneys' fees, arising from any claims or demands of any other broker or brokers or finders for any commission alleged to be due such broker or brokers or finders in connection with its having introduced Tenant to the Premises or having participated in the negotiation with Tenant of this Lease. Tenant shall, upon request from Landlord, furnish Landlord with an instrument executed by said broker(s) waiving and releasing any and all liens or claims of lien that said broker(s) may have in connection with the Premises or this Lease.

ARTICLE 25

NOTICES

All notices, demands and requests which may be given or which are required to be given by either party to the other must be in writing.  All notices, demands and requests by Landlord or Tenant shall be (i) delivered personally, (ii) sent by a recognized overnight courier, (iii) sent by telefacsimile transmission (provided that an original is deposited on the same day for delivery by a recognized overnight courier service), or (iv) sent by United States certified mail, postage prepaid, and addressed as set forth in the Schedule to this Lease or at such substitute addresses as may be specified by either party by written notice furnished to the other in accordance herewith. Notices, demands and requests delivered in the manner provided hereinabove will be deemed received: (i) upon receipt or refusal, if delivered personally, (ii) if sent by recognized overnight courier, on the next business day following deposit therewith, (iii) if sent by telefacsimile transmission as provided above, on the day confirmation of transmission to the specified telecopier number is received electronically (provided that said confirmation is received on a business day prior to 5:00 p.m. local time; otherwise on the next business day), and (iv) if sent by certified mail, three (3) business days after the date of postmark thereof.  Notices and demands from Landlord to Tenant may be given by Landlord, the managing agent for the Building or the agent or attorney of any of them.

ARTICLE 26

ENVIRONMENTAL MATTERS

26.1.           Tenant's Obligations with Respect to Environmental Matters.      Tenant hereby represents, warrants and covenants that, during the Term of this Lease, (i) Tenant shall comply at its sole cost and expense with all federal, state and local statutes, ordinances, regulations and rules in effect and as amended from time to time relating to Hazardous Materials (as defined below), environmental quality, health, safety, contamination and cleanup, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq., and the Water Quality Act of 1987; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act, and the Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; and all state, regional, county, municipal, and other local laws, regulations, and ordinances insofar as they are equivalent or similar to the federal laws recited above or purport to regulate Hazardous Materials ("Environmental Laws").  "Hazardous Materials" shall mean and include the following, including mixtures thereof: any hazardous substance, pollutant, contaminant, waste, by-product or constituent regulated under any Environmental Law, including but not limited to oil, petroleum products, natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel, pesticides, asbestos, asbestos-containing materials and PCBs; (ii) Tenant shall not install any underground storage tanks without prior written disclosure to and prior written approval by Landlord; (iii) Tenant shall not take any action that would subject the Premises to the permit requirements under RCRA for storage, treatment or disposal of Hazardous Materials; (iv) Tenant shall not dispose of Hazardous Materials in dumpsters provided by Landlord for tenant use; (v) Tenant shall not discharge Hazardous Materials into Project drains or sewers; (vi) Tenant shall not cause or allow the Release of any Hazardous Materials on, to or from the Project.  For purposes of this Article 26, "Release" or "Released" shall mean any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the environment; and (vii) if Tenant's use, including treatment, storage and disposal of Hazardous Materials at the Premises (a) gives rise to liability or to a claim under any Environmental Law, or any common law theory of tort or otherwise, (b) causes a threat to, or endangers human health or the environment, or (c) creates a nuisance or trespass, Tenant shall, at its sole cost and expense, promptly take all actions as are necessary to return the Premises or any adjacent property to the condition existing prior to the introduction of any such Hazardous Material and to comply with all applicable Environmental Laws and eliminate or avoid any liability claim with respect thereto. Landlord's written approval of such actions to be taken with respect to the Premises or any adjacent property shall first be obtained.

26.2.           Landlord's Right to Inspect.      Upon at least twenty-four (24) hours prior notice (except in the event of an emergency, in which case no notice shall be required), Landlord and Landlord's employees shall have the right to enter the Premises and conduct such inspections or tests, including soil and groundwater sampling, as Landlord in its sole discretion deems appropriate or necessary, for the purpose of determining Tenant's compliance with Tenant's environmental obligations pursuant to this Lease and this Article 26.  Tenant agrees to cooperate with such investigations and to provide any relevant information requested by Landlord.

26.3.           Copies of Notices and Documentation.      Within ten (10) days of Tenant's receipt of a written request by Landlord, Tenant shall provide Landlord with (i) copies of all environmental reports and tests obtained by Tenant; (ii) copies of transportation and disposal contracts (and related manifests, schedules, reports, and other information) entered into or obtained by Tenant with respect to any Hazardous Materials; (iii) copies of any permits issued to Tenant under Environmental Laws with respect to the Premises; (iv) copies of any and all reports, notifications, and other filings made by Tenant to any federal, state, or local environmental authorities or agencies; and (v) any other applicable documents and information with respect to environmental matters relating to the Premises.  During the Term of this Lease, Tenant shall provide Landlord promptly with copies of all summonses, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, claims, complaints, investigations, judgments, letters, notices of environmental liens or response actions in progress, and other communications, written or oral, actual or threatened, from any federal, state, or local agency or authority, or any other entity or individual, concerning (i) any actual or alleged Release of a Hazardous Material on, to or from the Premises; (ii) the imposition of any lien on the Premises; (iii) any actual or alleged violation of, or responsibility under, any Environmental Laws; or (iv) any actual or alleged liability under any theory of common law tort or toxic tort, including without limitation, negligence, trespass, nuisance, strict liability, or ultrahazardous activity.

26.4.           Landlord's Right to Act.      In the event that Tenant shall fail to comply with any of its obligations under this Article 26 as and when required hereunder, Landlord shall have the right (but not the obligation) to take such action as is required to be taken by Tenant hereunder and in such event, Tenant shall be liable and responsible to Landlord for all costs, expenses, liabilities, claims and other obligations paid, suffered, or incurred by Landlord in connection with such matters.  Tenant shall reimburse Landlord immediately upon demand for all such amounts for which Tenant is liable.

ARTICLE 27

SECURITY DEPOSIT

27.1.           Security Deposit.      Tenant has deposited with Landlord the sum set forth in the Schedule as the security deposit for the full and faithful performance of every provision of this Lease to be performed by Tenant.  If Tenant is in Default with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may use, apply or retain all or any part of the security deposit for the payment of any Rent and any other sum with respect to which Tenant is in Default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's Default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's Default.  If any portion of the security deposit is to be used or applied, Tenant, within five (5) days after written demand therefor, shall deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the security deposit separate from its general funds and Tenant shall not be entitled to interest on any security deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or at Landlord's option to the last assignee of Tenant's interest hereunder) within sixty (60) days after the expiration of the Term and Tenant's vacation of the Premises.

Further, under California Civil Code Section 1951.2, in the event of the failure of Tenant to keep and perform any term, covenant or condition of this Lease to be kept or performed by Tenant, then, at the sole option of Landlord, and after termination of this Lease, Landlord may appropriate and apply the entire deposit, or so much thereof as may be necessary to compensate Landlord for any loss or damage sustained or suffered by Landlord due to such breach on the part of Tenant, without prejudice to any other remedy provided herein or provided by law. Landlord's right to use the security deposit under this Section 27.1 includes the right to use the security deposit to pay future rent damages following the termination of this Lease pursuant to Section 17.5.

Tenant waives the provisions of California Civil Code Section 1950.7 and all other provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damages caused by Tenant, or to clean the Premises.  Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage caused or contributed to by Tenant or Tenant's officers, agents, employees, independent contractors or invitees, or which results from Tenant’s breach of this Lease.  Tenant may not assign or encumber the deposit without the consent by Landlord.  Any attempt to do so shall be void and shall not be binding on Landlord.

Upon each occurrence of a Default by Tenant, Landlord may use all or any part of the security deposit to pay delinquent payments due under this Lease, future rent damages under California Civil Code Section 1951.2, and the cost of any damage, injury, expense or liability caused by such default, without prejudice to any other remedy provided herein or provided by law.  Landlord's right to use the security deposit under this Section 27.1 includes the right to use the security deposit to pay future rent damages following the termination of this Lease pursuant to Section 17.5 below.  Upon any use of all or any portion of the security deposit, Tenant shall pay Landlord on demand the amount that will restore the security deposit to the amount set forth in the Schedule.

27.2.           Transfer of Security Deposit.      Tenant hereby agrees not to look to any mortgagee as mortgagee, mortgagee in possession, or successor in title to the Building for accountability for any security deposit required by Landlord hereunder, unless said sums have actually been received by said mortgagee as security for Tenant's performance of this Lease. Landlord may deliver the funds deposited hereunder by Tenant to the purchaser of Landlord's interest in the Building, in the event that such interest is sold, and thereupon Landlord and its managing agent shall be discharged from any further liability with respect to such security deposit.

ARTICLE 28

RELOCATION OF TENANT

At any time hereafter, Landlord may substitute for the Premises other premises (hereinafter referred to as the "new premises"), provided:

(a)           the new premises shall be similar to the Premises in area and use for Tenant's purposes and shall be located in the Building;

and if Tenant is already in occupancy of the Premises, then in addition:

(b)           Landlord shall pay the expense of Tenant for moving from the Premises to the new premises and for improving the new premises so that they are substantially similar to the Premises;

(c)           Such move shall be made during evenings, weekends or otherwise so as to incur the least inconvenience to Tenant; and

(d)           Landlord shall first give Tenant at least thirty (30) days' notice before making such change.  If Landlord exercises its right hereunder, the new premises shall thereafter be deemed for the purposes of this Lease as the Premises.

ARTICLE 29

TITLE AND COVENANT AGAINST LIENS

Landlord's title is paramount and always shall be paramount to the title of Tenant and nothing contained in this Lease shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.  Tenant covenants and agrees not to do any act, make any contract or suffer or permit anything to occur which may create or be the foundation for any lien or other encumbrance upon or against the Premises, the Building, the Project or against Tenant's leasehold interest in the Premises and, in case of any such lien attaching, to pay and remove the same immediately.  Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Premises, the Building or the Project, and any and all liens and encumbrances created by Tenant shall attach only to Tenant's interest in the Premises.  If any such liens so attach and Tenant fails to pay and remove the same within ten (10) days, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of Landlord's payment thereof at the rate set forth in Section 30.8 for amounts owed to Landlord by Tenant, shall be deemed to be additional Rent due and payable by Tenant at once without notice or demand.  All materialmen, contractors, artisans, mechanics, laborers, and any other persons now or hereafter contracting with Tenant or any contractor or subcontractor of Tenant for the furnishing of any labor services, materials, supplies, or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same.

ARTICLE 30

MISCELLANEOUS

30.1.           Successors and Assigns.      Each provision of this Lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also of their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any transfer, assignment, mortgage, encumbrance, lien, charge or subletting contrary to the provisions of this Lease.

30.2.           Modifications in Writing.      No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon Landlord unless in writing signed by Landlord.

30.3.           No Option; Irrevocable Offer.      Submission of this instrument for examination shall not constitute a reservation of or option for the Premises or in any manner bind Landlord and no lease or obligation on Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Lease to Landlord or the agent of Landlord's beneficiary, if any, shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be revoked for thirty (30) days after such delivery.

30.4.           Definition of Tenant.      The word "Tenant" whenever used herein shall be construed to mean the party named above as Tenant or any one or more of them in all cases where there is more than one party named above as Tenant; and the necessary grammatical changes required to make the provisions hereof apply either to corporations, partnerships or other entities or individuals shall in all cases be assumed as though in each case fully expressed.  In all cases where there is more than one party named above as Tenant, the liability of each shall be joint and several.

30.5.           Definition of Landlord.      The term "Landlord" as used in this Lease means only the owner or owners at the time being of the Building, so that in the event of any assignment, conveyance or sale, once or successively, of the Building, or any assignment of this Lease by Landlord, said Landlord making such sale, conveyance or assignment shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such sale, conveyance or assignment, and Tenant agrees to look solely to such purchaser, grantee or assignee with respect thereto.  This Lease shall not be affected by any such assignment, conveyance or sale, and Tenant agrees to attorn to the purchaser, grantee or assignee.

30.6.           Headings.      The headings of Articles and Sections are for convenience only and do not limit, expand or construe the contents of the Articles and Sections.

30.7.           Time of Essence.      Time is of the essence of this Lease and of all provisions hereof.

30.8.           Default Rate of Interest.      All amounts, including, without limitation, Base Rent and Rent Adjustments, owed by Tenant to Landlord pursuant to any provision of this Lease shall bear interest from the date due until paid at the annual rate of four percent (4%) in excess of the prime rate of interest published in The Wall Street Journal, changing as and when said prime rate changes, unless a lesser rate is then the maximum rate permissible by law with respect thereto, in which event said lesser rate shall be charged.

30.9.           Severability.      The invalidity of any provision of this Lease shall not impair or affect in any manner the validity, enforceability or effect of the rest of this Lease.

30.10.           Entire Agreement.      All understandings and agreements, oral or written, previously made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord and its agents and Tenant.  This Lease cannot be amended or modified except by a written instrument executed by Landlord and Tenant.

30.11.           Force Majeure.      If Landlord fails to perform timely any of the terms, covenants or conditions of this Lease to be performed by Landlord and such failure is due in whole or in part to any strike, lockout, labor trouble, civil disorder, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, acts caused directly or indirectly by Tenant, or by Tenant's agents, employees, contractors, licensees or invitees, or any other cause beyond the reasonable control of Landlord, then Landlord shall not be deemed in default under this Lease as a result of such failure and any time for performance by Landlord provided for herein shall be extended by the period of delay resulting from such cause.

30.12.           Security Interest.      Tenant grants and, from time to time during the term upon request by Landlord, will grant to Landlord security interests in the Collateral (hereinafter defined) for the purpose of securing payment of all indebtedness, obligations and liabilities of Tenant to Landlord, under this Lease or any document or instrument relating to this Lease and performance of all agreements, covenants, terms and conditions contained in this Lease or any document or instrument relating to this Lease, including without limitation, payment of Rent. Tenant hereby consents to the filing of such financing statements as Landlord may require in order to perfect such security interests.  "Collateral" means all personal property, trade fixtures, equipment, furniture and furnishings which are now or may hereafter be located in the Premises and all proceeds from the sale, transfer or pledge of any of the foregoing.  The inclusion in Collateral of any property which may now be, or hereafter become, affixed or in any manner attached to the Premises shall be without prejudice to any claim at any time made by Landlord that such Collateral is, or has become, a part of the Real Property, or an accession to the Real Property.  Tenant represents and warrants that as of the date of this Lease there are no security interests in the Collateral and that the security interest granted to Landlord will be prior to any other security interest in the Collateral.  Tenant agrees that it will: (a) keep the Collateral insured and in good repair; (b) not grant any additional security interests in the Collateral; (c) not sell, lease or transfer the Collateral or move the Collateral to another location, except that Tenant may sell Collateral at the end of its useful life; and (d) notify Landlord of any change of name or form of business organization of Tenant.  Tenant represents and warrants that it is the owner of all of the Collateral or will be the owner when the Collateral is in the Premises.

30.13.           Choice of Law; Venue.      This Lease shall be governed by and all of its terms construed according to the laws of the state in which the Building is located.  Any action or proceeding brought by either party against the other for any matter arising out of or in any way relating to this Lease, the Premises or the Building, shall be heard in the County where the Building is located.

30.14.           Waiver of Jury Trial.      TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30.15.           Waiver of Counterclaims.      If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of any nature or description in any such proceeding (unless failure to interpose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.

30.16.           Relationship.      The relationship of Landlord and Tenant hereunder is solely that of landlord and tenant and the parties disclaim any intention to create a joint venture, partnership or agency relationship.

30.17.           No Recording.      Except as provided in Section 18.4, Tenant shall not record this Lease or any memorandum or short form of this Lease without the prior written consent of Landlord, which may be withheld in Landlord's sole and absolute discretion.

30.18.           Counterparts.      This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

30.19.           Confidentiality.      It is agreed and understood that Tenant may acknowledge only the existence of an agreement between Landlord and Tenant pertaining to the Lease and that Tenant may not disclose any of the terms and provisions contained in this Lease to any tenant or other occupant in the Building or to any agent, employee, subtenant or assignee of such tenant or occupant.  Tenant acknowledges that any breach by Tenant of this Section shall cause Landlord irreparable harm.  The terms and provisions of this Section shall survive the termination of the Lease (whether by lapse of time or otherwise)

ARTICLE 31

AMERICANS WITH DISABILITIES ACT

The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder, and similar state and local laws, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements under Title III of the ADA ("Title III") pertaining to business operations, accessibility and barrier removal, and that such requirements may be unclear and may or may not apply to the Premises and the Building depending on, among other things:  (1) whether Tenant's business operations are deemed a "place of public accommodation" or a "commercial facility," (2) whether compliance with such requirements is "readily achievable" or "technically infeasible," and (3) whether a given alteration affects a "primary function area" or triggers so-called "path of travel" requirements.  The parties acknowledge and agree that Tenant has been provided an opportunity to inspect the Premises and the Building sufficient to determine whether or not the Premises and the Building in their condition current as of the date hereof deviate in any manner from the ADA Accessibility Guidelines ("ADAAG") or any other requirements under the ADA pertaining to the accessibility of the Premises or the Building.  Tenant further acknowledges and agrees that except as may otherwise be specifically provided herein, Tenant accepts the Premises and the Building in "as-is" condition and agrees that Landlord makes no representation or warranty as to whether the Premises or the Building conform to the requirements of the ADAAG or any other requirements under the ADA pertaining to the accessibility of the Premises or the Building.  Tenant has prepared or reviewed the plans and specifications for the Work (as such term is defined in the Workletter) and has independently determined that such plans and specifications are in conformance with the ADAAG and any other requirements of the ADA. Tenant further acknowledges and agrees that to the extent that Landlord prepared, reviewed or approved any of those plans and specifications, such action shall in no event be deemed any representation or warranty that the same comply with any requirements of the ADA. Notwithstanding anything to the contrary in this Lease, the parties hereby agree to allocate responsibility for Title III compliance as follows: (a) Tenant shall be responsible for all Title III compliance and costs in connection with the Premises, including structural work, if any, and including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, and (b) Landlord shall perform, and Tenant shall be responsible for the cost of, any so-called Title III "path of travel" requirements triggered by any construction activities or alterations in the Premises. Except as set forth above with respect to Landlord's Title III obligations, Tenant shall be solely responsible for all other requirements under the ADA relating to Tenant or any affiliates or persons or entities related to Tenant (collectively, "Affiliates"), operations of Tenant or Affiliates, or the Premises, including, without limitation, requirements under Title I of the ADA pertaining to Tenant's employees.

ARTICLE 32

EXCULPATORY PROVISIONS

It is understood and agreed expressly by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements made herein on the part of Landlord, while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Landlord, are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by Landlord or for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord's interest in the Building, the Land and the Premises to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by Landlord, Tenant shall look solely to the interests of Landlord in the Building and Land; that Landlord shall have no personal liability whatsoever to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, contained herein; and that no personal liability or personal responsibility of any sort is assumed by, nor shall at any time be asserted or enforceable against, said Landlord, individually or personally, on account of any representation, warranty, covenant, undertaking or agreement of Landlord in this Lease contained, either express or implied, all such personal liability, if any, being expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.  Notwithstanding the provisions of the foregoing exculpation clause, nothing therein is intended to limit or preclude payment of the Landlord's obligations and claims of the Tenant from public liability insurance, excess liability insurance (umbrella policies), fire and casualty insurance policies and all other policies of insurance affecting the Premises maintained by the Landlord.

ARTICLE 33

U.S. REGULATIONS - PATRIOT ACT

Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the term of the Lease, as extended hereby in violation of any laws relating to terrorism or money laundering (collectively, the "Anti-Terrorism Laws"), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the "Executive Order") and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the "USA Patriot Act").  Tenant covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates is or shall be during the term of the Lease, as extended hereby, a “Prohibited Person,” which is defined as follows:  (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support "terrorism" as defined in Section 3(d) of the Executive Order; (v) a person or entity that is named as a "specially designated national and blocked person" on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, , or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v), above.  At any time and from time-to-time during the Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Article 33.

ARTICLE 34

OPTION TO RENEW

a.           Provided that Tenant is not then in Default under this Lease, and provided further that this Lease shall not have theretofore been assigned, nor all or any portion of the Premises sublet, Tenant shall have one (1) option to renew this Lease (the "Option to Renew") for one (1) additional term of five (5) years (the "Option Term").   Tenant must exercise the Option to Renew no less than nine (9) months, nor earlier than twelve (12) months, prior to the end of the then existing Term, by giving written notice to Landlord.  Within thirty (30) days after Tenant's exercise of the Option to Renew as provided herein, Landlord shall provide Tenant with its determination of the Fair Market Rental Rate for the Premises, in writing, which shall apply during the Option Term.

b.           For purposes of this Lease, the term “Fair Market Rental Rate” shall mean a rate comprised of (a) the prevailing base rental rate per square foot of rentable area available in the Pertinent Market (as hereinafter defined), as determined by Landlord in good faith at the time Tenant exercises its Option to Renew, and (b) one hundred percent (100%) of any escalation of any such base rental rate prevailing in the Pertinent Market, as determined by Landlord in good faith, taking into account (i) comparable leases (on the basis of factors such as, but not limited to, size and location of space, commencement date and term of lease) at the time Tenant exercises its Option to Renew, if any, recently executed for improved space in the Building, or (ii) if no such leases for comparable space have been executed in the Building, then leases for comparable (on the basis of factors such as, but not limited to, size and location of space, commencement date and term of lease) improved space in Class A office buildings in the geographical area in which the Building is located which are comparable to the Building in reputation, quality, age, size, location, and level and quality of services provided  (the foregoing factors not being exclusive in identifying comparable buildings) (the Building, together with other such comparable buildings in the Orange County Airport area market, if applicable, being herein referred to as the “Pertinent Market”).

c.           If Tenant objects to Landlord's determination of the Fair Market Rental Rate, Tenant shall give Landlord notice of such objection within fifteen (15) days following the date upon which Landlord gives Tenant notice of such Fair Market Rental Rate, and Landlord and Tenant shall attempt to agree on the Fair Market Rental Rate.  If they fail, after good faith efforts, to agree upon the Fair Market Rental Rate within thirty (30) days following the date Landlord receives Tenant's notice of its exercise of the Option to Renew as provided above, the Fair Market Rental Rate shall be determined as set forth below.

Any dispute or claim regarding the Fair Market Rental Rate shall be resolved as follows:  Within fifteen (15) days after Tenant’s rejection of Landlord’s determination of Fair Market Rental Rate and the expiration of the period for Landlord and Tenant to agree on such Rate as provided above, each party shall designate an expert who is either a California licensed MAI appraiser skilled in determining rental rates for similar buildings in the Pertinent Market or a real estate broker experienced in leasing similar space in similar buildings located in the Pertinent Market.  Within thirty (30) days of the appointment, each expert shall establish the annual Base Rent for the Premises taking into account the criteria set forth above as well as the then condition of the Premises and local market conditions and practices applicable to leases which are comparable as to duration, size, location and use.  If a party fails to appoint a representative, the determination of the sole expert appointed shall apply.  Each party shall pay the fees and expenses of its own expert and shall share equally the fees and expenses of a referee, if one is required.  If two experts are appointed and the determinations are capable of direct comparison and the higher determination is less than one hundred five percent (105%) of the lower one, the annual Base Rent shall be the average of the determinations.  If the determinations are not sufficiently similar in approach to ascertain that they are within 105% of one another or they are similar in approach but further apart, the experts shall, within five (5) days of the last expert’s determination, attempt to mutually select a third party as a referee.  If they cannot agree on a referee, either party may ask the presiding judge of the trial court in the jurisdiction where the Premises are located to appoint a referee for them.  The referee, selected by either means, must have the same type of qualifications as the experts, except that the referee must not have been employed regularly or as a consultant during the prior twelve (12) month period by either Landlord or Tenant.  Within thirty (30) days of his or her appointment, the referee must select one of the two (2) experts’ determinations being more appropriate and that determination shall establish the annual Base Rent for the Option Term.

Should the Term be extended hereunder, Tenant shall execute an amendment modifying this Lease within fifteen (15) business days after Landlord presents same to Tenant, which agreement shall set forth the annual Base Rent for the Option Term and the other economic terms and provisions in effect during the Option Term.  Should Tenant fail to execute the amendment (which amendment accurately sets forth the economic terms and provisions in effect during the Option Term) within fifteen (15) business days after presentation of same by Landlord, time being of the essence, Tenant's right to extend the Term of the Lease shall, at Landlord's sole option, terminate, and Landlord shall be permitted to lease such space to any other person or entity upon whatever terms and conditions are acceptable to Landlord in its sole discretion.

ARTICLE 35

OPTION TO TERMINATE

Tenant shall have a one time option to terminate this Lease effective as of March 31, 2016 (the “Termination Date”), upon the terms and conditions provided herein.  Tenant shall exercise such right to terminate upon delivery of a written notice thereof to Landlord (the “Termination Notice”) given not less than nine (9) months prior to the Termination Date.  In connection with the exercise of the option to terminate provided herein, Tenant shall pay to Landlord a "Termination Fee", which is defined as that amount equal to the sum of (a) the unamortized portion of (i) the cost of the Work for Suite 520 described in Exhibit C of this Lease, (ii) the commissions and fees paid by Landlord to the Brokers in the lease of Suite 520; (iii) the cost of the tenant improvements incurred for Suite 525 (which Tenant has been occupying prior to the Date of Execution pursuant to a Sublease Agreement with Phygen, as referenced in the Schedule to this Lease)  in the amount of Twenty-Seven Thousand One Hundred Eighty-Five and 00/100 Dollars ($27,185.00), and (iv) the commissions and fees paid by Landlord to the Broker in the lease of Suite 525 in the amount of Nine Thousand Two Hundred Forty and 00/100 Dollars ($9,240.00), such amortization for items (i) through (iv) to be made evenly over the number of months of the Term in which payments of Monthly Base Rent are made by Tenant, at an annual interest rate of eight percent (8%),  and (b) Seven Thousand Nine Hundred Thirteen and 00/100 Dollars ($7,913.00) (representing two (2) months of Monthly Base Rent which would have been due for the two (2) months immediately following the Termination Date).  The Termination Fee shall be payable as of the date of the Termination Notice and shall accompany such Notice.  Tenant may only exercise the option to terminate described herein if at the time Tenant notifies Landlord of the exercise of the option to terminate and as of the Termination Date Tenant is not then in default under this Lease beyond applicable notice and cure periods.  The Termination Notice may not be modified or withdrawn by Tenant after delivery thereof to Landlord.  In addition to the payment of the Termination Fee as provided herein, Tenant shall continue to be obligated to pay all Monthly Base Rent and additional rent arising under this Lease through the Termination Date.  Upon an exercise by Tenant of the right to terminate in accordance with the provisions hereof, the Termination Date shall be deemed to be the New Expiration Date of the Lease.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date first written above.

LANDLORD:

TR DUPONT CENTRE LLC, a Delaware limited liability company

By:	TR Dupont Centre Manager LLC, a Delaware limited liability company, its Manager

	By:	KBS Realty Advisors, LLC, a Delaware limited liability company, its Manager

		By:	/s/ Brent C. Carroll
		Name:	Brent C. Carroll
		Title:	Senior Vice President

TENANT:

ATHERO NOVA, INC., a Delaware corporation

By:	/s/ Thomas W. Gardner
Name:	Thomas W. Gardner
Title:	Chief Executive Officer

EXHIBIT A

FLOOR PLAN FOR THE PREMISES

  A-1

EXHIBIT B

RULES AND REGULATIONS

Landlord and Tenant agree that the following Rules and Regulations shall be and hereby are made a part of this Lease, and Tenant agrees that Tenant's employees and agents, or any others permitted by Tenant to occupy or enter the Premises, will at all times abide by said Rules and Regulations:

1.           The sidewalks, entries, passages, corridors, stairways, and elevators of the Building shall not be obstructed by Tenant, or Tenant's agents or employees, or used for any purpose other than ingress to and egress from the Premises.

2.           Furniture, equipment or supplies will be moved in or out of the Building only upon the elevator designated by Landlord and then only during such hours and in such manner as may be prescribed by Landlord.  Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant.  Tenant shall cause its movers to use only the loading facilities and elevator designated by Landlord.  n the event Tenant's movers damage the elevator or any part of the Building, Tenant shall forthwith pay to Landlord the amount required to repair said damage.

3.           No safe or articles, the weight of which may in the opinion of Landlord constitute a hazard or damage to the Building or Building's equipment, shall be moved into the Premises.

4.           Safes and other equipment, the weight of which is excessive, shall be moved into, from and about the Building only during such hours and in such manner as shall be prescribed by Landlord; and Landlord shall have the right to designate the location of such articles in the Premises.

5.           During the entire Term of this Lease, Tenant shall at Tenant's expense install and maintain under each and every caster chair a chair pad to protect the carpeting.

6.           No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall be first designated by Landlord; but there shall be no obligation or duty on the part of Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building.  A Directory in a conspicuous place, with the name(s) of Tenant(s), not to exceed one name per 500 square feet of space contained in the Premises, will be provided by Landlord; any necessary revision to this Directory will be made by Landlord at Tenant's expense, within a reasonable time after notice from Tenant of the change making the revision necessary.  No furniture shall be placed in front of the Building or in any lobby or corridor, without the prior written consent of Landlord.  Landlord shall have the right to remove all nonpermitted signs and furniture, without notice to Tenant, and at the expense of Tenant.

7.           Tenant shall not do or permit anything to be done in the Premises or bring or keep anything therein which would in any way increase the rate of property insurance on the Building or on property kept therein, constitute a nuisance or waste, or obstruct or interfere with the rights of other tenants or in any way injure or annoy them, or conflict with the laws relating to fire or with any regulations of the fire department or with any insurance policy upon the Building or any part thereof or conflict with any of the rules or ordinances of the Department of Health of the City and County where the Building is located.

8.           Tenant shall not employ any person or persons other than the janitor or cleaning contractor of Landlord for the purpose of cleaning or taking care of the Premises, without the prior written consent of Landlord.  Landlord shall be in no way responsible to Tenant for any loss of property from the Premises, however occurring, or for any damage done to Tenant's furniture or equipment by the janitor or any of the janitor's staff, or by any other person or persons whomsoever.  The janitor of the Building may at all times keep a pass key, and other agents of Landlord shall at all times be allowed admittance to the Premises.

9.           Water closets and other water fixtures shall not be used for any purpose other than that for which they are intended; and any damage resulting to the same from misuse on the part of Tenant or Tenant's agents or employees shall be paid for by Tenant.  No person shall waste water by tying back or wedging the faucets or in any other manner.

10.           Except for seeing eye dogs for the blind and hearing dogs for the deaf, no animals shall be allowed in the offices, halls, corridors and elevators of the Building.  No persons shall disturb the occupants of this or adjoining buildings or premises by the use of any radio, sound equipment or musical instrument or by the making of loud or improper noises.

11.           Except for wheelchairs, no vehicles, including bicycles, shall be permitted in the offices, hall, corridors, and elevators in the Building, nor shall any vehicles be permitted to obstruct the sidewalks or entrances of the Building.

12.           Tenant shall not allow anything to be placed on the outside of the Building, nor shall anything be thrown by Tenant or Tenant's agents or employees out of the windows or doors, or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building.  Tenant, except in case of fire or other emergency, shall not open any outside window.

13.           No additional lock or locks shall be placed by Tenant on any door in the Building unless written consent of Landlord shall first have been obtained.  A reasonable number of keys to the Premises and the toilet rooms, if locked by Landlord, will be furnished by Landlord; and neither Tenant nor Tenant's agents or employees shall have any duplicate keys made.  At the termination of this tenancy, Tenant shall promptly return to Landlord all keys to offices, toilet rooms or vaults.

14.           No window shades, blinds, screens, draperies or other window coverings will be attached or detached by Tenant without Landlord's prior written consent.  Tenant agrees to abide by Landlord's rules with respect to maintaining uniform curtains, draperies and linings at all windows and hallways.

15.           No awnings shall be placed over any window.

16.           If Tenant desires telegraphic, telephonic or other electric connections, Landlord or Landlord's agents will direct the electricians as to where and how the wire may be introduced; and without such directions, no boring or cutting for wires will be permitted.  Any such installation and connection shall be made at Tenant's expense.

17.           Tenant shall not install or operate any steam or gas engine or boiler in the Premises.  The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited.  Explosives or other articles deemed extra hazardous shall not be brought into the Building.

18.           Any painting or decorating as may be agreed to be done by and at the expense of Landlord shall be done during regular weekday working hours.  Should Tenant desire such work on Saturdays, Sundays, holidays or outside of regular working hours, Tenant shall pay for the extra cost thereof.

19.           Except as permitted by Landlord, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Premises or of the Building; and any defacement, damage or injury caused by Tenant or Tenant's agents or employees shall be paid for by Tenant.

20.           Landlord shall at all times have the right, by and through Landlord's officers or agents, to enter the Premises and show the same to persons wishing to lease them, and may, at any time within sixty (60) days preceding the termination of Tenant's Term, place upon the doors and windows of the Premises the notice "For Rent," which notice shall not be removed by Tenant.

21.           Use of the parking areas of the Project shall be subject to the following rules:

(a)	Drivers shall use due care not to injure pedestrians, other vehicles, or the fixtures and improvements within the parking areas.

(b)	Vehicles shall be parked only in marked parking spaces, and not in ramps, corridors, fire lanes, entrances, exits or other areas posted for no parking.

(c)	Storage of vehicles is strictly prohibited, and vehicles left overnight in the parking lot will be towed at the vehicle owner's expense.

(d)	From time to time Landlord may promulgate such other reasonable and nondiscriminatory rules and regulations as Landlord deems necessary or useful, and Tenant shall be bound thereby.

22.           Tenant and its employees shall use ordinary care to safeguard their belongings by locking the Premises when not in use and during times other than ordinary business hours, by locking their automobiles, and by taking reasonable precautions with respect to items such as handbags, wallets and other valuables.

23.           Tenant and its employees shall not smoke inside the Building or at any main Building entrances.

24.           Tenant agrees that Landlord may reasonably amend, modify, delete or add new and additional rules and regulations for the use and care of the Premises and the Building.  Tenant agrees to comply with all such rules and regulations upon notice to Tenant from Landlord.  In the event of any breach of any rules and regulations herein set forth, or any reasonable amendments, modifications or additions thereto, Landlord shall have all remedies set forth in this Lease in the event of default by Tenant.

25.           Tenant shall turn all of the lights off within the Premises at the end of the day and weekends.

26.           Tenant shall comply with all covenants, restrictions and declarations, including any transportation management plans, recorded against the Project.

EXHIBIT C

WORKLETTER

Capitalized terms used herein, unless otherwise defined in this Workletter, shall have the respective meanings assigned to them in the Lease.

For and in consideration of the agreement to lease the Premises and the mutual covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:

1.           Definitions.  Terms which are defined in the Lease shall have the same meaning in this Workletter.  Additionally, as used in this Workletter, the following terms shall have the following meanings:

(a)           Cost of the Work:  The cost of all materials and labor needed to complete the installation of the Work.

(b)           Work: The items of work to be completed in Suite 520 of the Premises, at Landlord's expense, in accordance with the space plan dated February 24, 2012 prepared by Shlemmer Algaze Associates and attached hereto as Exhibit C-1 (the "Plans").  Landlord shall perform as construction manager to cause the Work to be completed, and the Cost of the Work pursuant to the Plans shall be at Landlord's expense. Notwithstanding anything contained in this Workletter or the Lease to the contrary, with respect to the amount of Sixteen Thousand Three Hundred and 00/100 Dollars ($16,300.00) of the Cost of the Work pursuant to the Plans ("Landlord's Excess Contribution"), Landlord shall pay such amount and such amount shall be amortized over the initial Term of the Lease with no interest and shall be added to Tenant' Monthly Base Rent as set forth in the Schedule of the Lease (pursuant to an amendment to this Lease to be executed by Tenant and Landlord).

2.           Color, finishes and materials.

(a)           Each portion of the Work shall be completed using building standard materials and workmanship.  As applicable, Tenant agrees to select all colors, finishes and building material types within ten (10) days of the Date of Execution of the Lease, and if such selections are not made within such date, Landlord may in its sole discretion select any building standard materials, colors and finishes available for the Work.  Tenant shall furnish a space plan or diagram depicting the desired location for the Work within ten (10) days after the execution of the Lease, and if not furnished within such date, or if the locations so designated are not acceptable to Landlord for any reason, then Landlord may instead install such items in locations acceptable to Landlord.

(b)           Landlord, at its reasonable option, may substitute for items, materials or finishes designated in the Plans other items, materials or finishes of comparable kind and quality provided that such are new items, materials and finishes.  Landlord, at its reasonable option, after consultation with Tenant and Tenant’s approval,  may also change mechanical plans and specifications where necessary for the installation of air conditioning systems and ductwork, heating, electrical and plumbing and other mechanical plans for the Work; provided that any such changes shall not materially and adversely affect Tenant's use and occupancy of the Premises for its intended purpose.

3.           Delays in Work.  Notwithstanding the date provided in the Lease for the commencement of the Term thereof, Tenant's obligation to pay Rent thereunder shall not commence until Landlord shall have substantially completed all Work to be performed by Landlord as set forth in Paragraph 1 hereof; provided, however, if Landlord shall be delayed in substantially completing said Work for any reason set forth in the following subparagraphs (a) through (e) ("Tenant Delay") or for any reason set forth in the following subparagraph (f) ("Force Majeure Delay"), then neither the commencement date of the Term of the Lease nor the payment of Rent thereunder shall be affected or deferred on account of such delay:

(a)        Tenant's failure to furnish the Plans or the information required for the preparation of the same as and when required hereby;

(b)        Tenant's request for or use of unique materials, finishes or installations or construction procedures which are substantially different from that which is standard or customary for the Building or from that shown in any space plan which Tenant has heretofore furnished Landlord, or resulting in the Work required by the Plans (as same may be revised from time to time) taking longer to complete under standard construction procedures (e.g., without use of overtime or additional shifts and without necessitating other measures to expedite long lead time items) than originally projected by Landlord at the execution of the Lease (i.e., when Landlord developed its schedule for construction of the Work without the benefit of the Plans);

(c)        Tenant's changes in the Work or the Plans, other than a mere cost change, (notwithstanding Landlord's approval of any such changes);

(d)        The entry by Tenant or Tenant's contractors in or about the Premises or Building in a manner that substantially and as a matter of fact interferes with Landlord’s work;

(e)        any other act, omission or delay by Tenant, its agents or contractors or persons employed by any of such persons delaying substantial completion of the Work; or

(f)        any other cause beyond the reasonable control of Landlord, including, without limitation, strikes, lockouts, disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties and acts of God.

4.           Completion -- Punch List.

(a)        When Landlord's architect considers the Work to be substantially complete or about to be substantially completed, Landlord shall notify Tenant as to the date or anticipated date of substantial completion and of a reasonable time and date for inspection of the Work.  If such time and date for inspection are not reasonably acceptable to Tenant, Landlord and Tenant shall mutually agree upon another time and date, provided that Tenant shall not unreasonably delay such inspection. Tenant agrees to inspect the Premises at such time and on such date and to execute at the time of such inspection Landlord's form of inspection report which shall be prepared by Landlord's architect and shall list items designated by said architect as not yet completed and any additional items which Landlord and Tenant, in good faith, agree are not yet completed (said list is hereinafter referred to as a "Punch List").    In the event of any dispute as to whether or not Landlord has substantially completed the Work, the decision of Landlord's architect shall be final and binding on the parties. Tenant agrees that, at the request of Landlord from time to time after the initial inspection, Tenant shall initial such Punch List or execute revised Punch Lists to reflect completion or partial completion of prior Punch List items.

(b)        At any time upon notice to Tenant, after substantial completion of the Work, Landlord may enter the Premises to complete Punch List items.

(c)        The phrases "substantial completion" or "substantially complete" shall mean that the Work has been completed except for such incomplete items as would not materially interfere with the use of the Premises for its intended uses, as described in the Lease (but excluding items not included in the Work which are required for use of the Premises for such purposes). The Work shall be deemed to be substantially complete on the date on which the Work would have been substantially complete but for Tenant Delay or Force Majeure Delay.

5.           Miscellaneous.

(a)        The Work shall be done by Landlord, or its designees, contractors or subcontractors, in accordance with the terms, conditions and provisions herein contained.

(b)        Except as herein expressly set forth or in the Lease, Landlord has no agreement with Tenant and has no obligation to do any other work with respect to the Premises.  Any other work in the Premises which Tenant may be permitted by Landlord to perform prior to the Commencement Date of the Term of the Lease shall be done at Tenant's sole cost and expense, subject to Landlord's Excess Contribution described in Section 1(b), and in accordance with the terms and conditions of the Lease, and such other requirements as Landlord deems necessary or desirable.  Any additional work or alterations to the Premises desired by Tenant after the Commencement Date of the Term shall be subject to the provisions of the Lease.

(c)        If the Plans for the Work require the construction and installation of more fire hose cabinets or telephone/electrical closets than the number regularly provided by Landlord in the core of the Building in which the Premises are located, Tenant agrees to pay all costs and expenses arising from the construction and installation of such additional fire hose cabinets or telephone/electrical.

(d)        Landlord is entitled to all available investment tax credits, if any, for Work paid for and property acquired by Landlord pursuant to the Lease and this Workletter.  Nothing in the Lease or this Workletter shall be construed as an agreement by Landlord to pass any investment tax credits through to Tenant.

(e)        Time is of the essence of this Workletter.

(f)        This Workletter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

(g)        Tenant's failure to pay any amounts owed by Tenant hereunder (if any) when due or Tenant's failure to perform its obligations hereunder shall also constitute a Default under the Lease, and Landlord shall have all the rights and remedies granted to Landlord under the Lease for nonpayment of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder.  Notices under this Workletter shall be given in the same manner as under the Lease.

(h)        The liability of Landlord hereunder shall be governed by the express provisions of the Lease.

ATTACHMENT C-1 - PLANS

DEMOLITION PLAN

FLOOR PLAN

DEMOLITION LEGEND

DEMOLITION KEYNOTES

PARTITION LEGEND

PARTITION KEYNOTES

POWER/VOICE/DATA LEGEND

POWER/VOICE/DATA KEYNOTES

FINISH PLAN KEYNOTES

ALTERNATE FINISH PLAN KEYNOTES

REFLECTED CEILING KEYNOTES

KEY PLAN

PHYGEN EXPANSION

saa

SEAL AND STAMP

STAMP

ENGINEER INFORMATION (USE LOGO + ADDRESS ONLY)

PRICING PLAN

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EXHIBIT D

CONFIRMATION OF COMMENCEMENT DATE

THIS CONFIRMATION AGREEMENT is made and agreed upon as of this ______ day of ____________, __________, by and between TR Dupont Centre LLC, a Delaware limited liability company (the "Landlord"), and Athero Nova, Inc., a Delaware corporation (the "Tenant").

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have previously entered into that certain lease agreement dated ___________, _____ (the "Lease"), covering certain premises located in ______________ as more particularly described in the Lease; and

WHEREAS, Landlord and Tenant wish to set forth their agreements as to the commencement of the term of the Lease;

NOW, THEREFORE, in consideration of the foregoing, the parties hereto mutually agree as follows:

1.           For the purpose of confirming the establishment of the Commencement Date, as required by the provisions of the Lease, Landlord and Tenant hereby agree that:

a.           The date of ___________, ____, is hereby established as the "Commencement Date" referred to in the Lease; and

b.           The date of _______________, ____, is hereby established as the "Expiration Date" referred to in the Lease.

2.           The Rentable Area of the Premises is _________________ square feet and the Rentable Area of the Building, as defined in the Lease, is ____________________ square feet.

3.           Tenant's Proportionate Share, as defined in the Lease, as of the Commencement Date, is __________ percent ( ____ %).

4.           This Confirmation Agreement and each and all provisions hereof shall inure to the benefit of, or bind, as the case may require, the parties hereto and their respective heirs, successors and assigns.

D-1

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date and year first written above.

LANDLORD:

TR DUPONT CENTRE LLC, a Delaware limited liability company

By:	TR Dupont Centre Manager LLC, a Delaware limited liability company, its Manager

	By:	KBS Realty Advisors, LLC, a Delaware limited liability company, its Manager

By:
		Name:	Brent C. Carroll
		Title:	Senior Vice President

TENANT:

ATHERO NOVA, INC., a Delaware corporation

By:
Name:
Title:

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